FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Alternatively, please click here http://www.bearstearns.com/prospectus/bsabs or visit the website “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$464,873,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-EC1
Issuing Entity

Asset-Backed Certificates, Series 2006-EC1

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying base prospectus:

Class	Original Certificate Principal Balance (4)	Pass-Through Rate	Class	Original Certificate Principal Balance (4)	Pass-Through Rate

Class A-1	$242,202,000	(1)(2)	Class M-4	$18,430,000	(1)(2)(3)
Class A-2	$105,628,000	(1)(2)(3)	Class M-5	$8,003,000	(1)(2)(3)
Class A-3	$6,948,000	(1)(2)(3)	Class M-6	$7,518,000	(1)(2)(3)
Class M-1	$30,070,000	(1)(2)(3)	Class M-7	$7,032,000	(1)(2)(3)
Class M-2	$23,280,000	(1)(2)(3)	Class M-8	$5,092,000	(1)(2)(3)
Class M-3	$10,670,000	(1)(2)(3)

(1)

The pass-through rates on these classes of certificates are adjustable or variable rates based on One-Month LIBOR as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.

(2)	Subject to a cap as described in this free writing prospectus.
(3)	Subject to a step-up if the optional termination right is not exercised.
(4)	Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties.

Credit enhancement will be provided by:
•	excess spread;
•	overcollateralization;
•	the interest rate swap agreement;
•	the yield maintenance agreement; and
•	subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and M-9 Certificates.

The interest rate swap agreement and the yield maintenance agreement will each be between the supplemental interest trust trustee and Bear Stearns Financial Products Inc. for the benefit of the certificateholders.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about January 30, 2006.

Bear, Stearns & Co. Inc.

The date of this free writing prospectus is January 12, 2006
For use with the base prospectus dated June 24, 2005

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY	4
TRANSACTION STRUCTURE	14
RISK FACTORS	15
THE MORTGAGE POOL	28
STATIC POOL INFORMATION	40
THE ISSUING ENTITY	40
THE DEPOSITOR	41
THE SPONSOR	41
SERVICING OF THE MORTGAGE LOANS	42
DESCRIPTION OF THE CERTIFICATES	52
THE INTEREST RATE SWAP AGREEMENT	87
YIELD MAINTENANCE AGREEMENT	92
THE DERIVATIVE ADMINISTRATION AGREEMENT	93
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	95
USE OF PROCEEDS	112
FEDERAL INCOME TAX CONSEQUENCES	112
PENALTY AVOIDANCE	115
STATE AND OTHER TAXES	115
ERISA CONSIDERATIONS	115
LEGAL MATTERS	118
LEGAL PROCEEDINGS	118
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	118
RATINGS	118
LEGAL INVESTMENT	119
AVAILABLE INFORMATION	121
REPORTS TO CERTIFICATEHOLDERS	122
INCORPORATION OF INFORMATION BY REFERENCE	122
SCHEDULE A	1
ANNEX I	1
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES	1

PROSPECTUS

RISK FACTORS	4
DESCRIPTION OF THE SECURITIES	14
THE TRUST FUNDS	25
CREDIT ENHANCEMENT	46
SERVICING OF LOANS	51
THE AGREEMENTS	59
MATERIAL LEGAL ASPECTS OF THE LOANS	71
THE DEPOSITOR	85
USE OF PROCEEDS	85
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	86
PENALTY AVOIDANCE	119
REPORTABLE TRANSACTION	119
STATE AND LOCAL TAX CONSIDERATIONS	119
ERISA CONSIDERATIONS	119
LEGAL MATTERS	128
FINANCIAL INFORMATION	128
AVAILABLE INFORMATION	128
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	128
RATINGS	129
LEGAL INVESTMENT CONSIDERATIONS	130
PLAN OF DISTRIBUTION	130
GLOSSARY OF TERMS	131

Important Notice About Information Presented In This
Free Writing Prospectus And The Accompanying Base Prospectus

          We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

          Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth herein.

          Cross-references are included in this free writing prospectus and the accompanying base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

          You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or “Glossary of Terms” in the accompanying base prospectus.

SUMMARY

•

This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying base prospectus carefully.

•

Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2006-EC1, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originator

The principal originator of the mortgage loans is Encore Credit Corp.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

Master Servicer

EMC Mortgage Corporation.

Trustee

LaSalle Bank National Association, a national banking association.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2006-EC1, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sponsor, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

The close of business on January 1, 2006.

Closing Date

On or about January 30, 2006.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $499,674,042. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties.

The characteristics of the mortgage loans as described herein and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months or one, two, three or five years. The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each mortgage loan, the master servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 24.33% of the mortgage loans will receive interest only for the initial period set forth in the mortgage note, ranging from two to five years.

The following table summarizes the approximate characteristics of all of the mortgage loans as of the cut-off date:

Number of mortgage loans	2,063
Percentage of mortgage loans with 100% loan-to-value	1.12%
Aggregate principal balance	$499,674,042
Average principal balance	$242,207
Range of principal balances	$44,715 to $878,000
Range of mortgage rates	5.000% to 11.000%
Weighted average mortgage rate	7.421%
Weighted average original loan-to-value ratio (using original loan-to-value ratio for first liens and combined original loan-to-value ratio for second liens)	80.15%
Weighted average combined original loan-to-value ratio (using combined original loan-to-value ratio for first and second liens)	81.67%
Weighted average stated remaining term to maturity	356 months
Range of stated remaining terms to maturity	117 months to 358 months
Type of mortgaged properties
Single-family dwellings	73.52%
2-4 family dwellings	8.43%
Planned unit developments	11.54%
Condominiums	6.51%
Owner-occupied	93.30%
State concentrations (greater than 5%)
California	45.70%
Illinois	9.13%
Florida	8.76%
New York	5.36%
First lien	100%
Fixed Rate Loans	10.72%
Adjustable Rate Loans	89.28%
Weighted Average Gross Margin (per annum)*	6.010%
Weighted Average Cap at First Interest Adjustment Date (per annum)*	2.733%
Weighted Average Periodic Cap (per annum)*	1.981%
Weighted Average Maximum Lifetime Mortgage Rate (per annum)*	14.456%
Weighted Average Months to First Interest Adjustment Date*	22 months

*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee receives notice that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee will promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue senior and subordinate certificates with respect to the mortgage loans. We sometimes refer to the Class A-1, Class A-2 and Class A-3 Certificates in this free writing prospectus collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will each represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class M Certificates or the subordinated certificates. We sometimes refer to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates in this free writing prospectus collectively as the offered certificates.

The trust will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the trust, and the Class P Certificates and the Class CE Certificates, all of which, along with the Class M-9 Certificates, are not being offered by this free writing prospectus.

The last scheduled distribution date for the offered certificates (other than the Class A-1 Certificates and Class A-2 Certificates) is the distribution date in December 2035. The last scheduled distribution date for the Class A-1 Certificates and Class A-2 Certificates is the distribution date in August 2029 and July 2035, respectively.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class A-1 Certificates: One-Month LIBOR plus ___% per annum.

•	Class A-2 Certificates: One-Month LIBOR plus ___% per annum.

•	Class A-3 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-1 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-2 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-3 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-4 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-5 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-6 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-7 Certificates: One-Month LIBOR plus ___% per annum.

•	Class M-8 Certificates: One-Month LIBOR plus ___% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rate for the Class A Certificates and Class M Certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class A-2 Certificates as described above, to ___% per annum, the margin applicable to the pass-through rate for the Class A-3 Certificates as described above, to ___% per annum, and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, as described above, to ___%, ___%, ___%, ___%, ___%, ___%, ___% and ___% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class A Certificates and Class M Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus.

If on any distribution date, the pass-through rates for the Class A Certificates and Class M Certificates are limited to the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class A Certificates and Class M Certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the interest rate swap agreement and the yield maintenance agreement to pay amounts as described in this free writing prospectus.

In addition, on any distribution date on or prior to the first possible optional termination date, the pass-through rate per annum for the Class M-9 Certificates will be based on One-Month LIBOR plus ___% per annum, and on any distribution date after the first possible optional termination date, One-Month LIBOR plus ___% per annum. The Class M-9 Certificates will have an initial certificate principal balance of approximately $5,820,000.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in February 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the pass-through rate during the accrual period, and

•	any interest due on any prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

The Class A Certificates and Class M Certificates may receive additional interest distributions from payments under the interest rate swap agreement and the yield maintenance agreement as described below under “The Interest Rate Swap Agreement” and “The Yield Maintenance Agreement”, respectively.

The accrual period for the Class A Certificates and Class M Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the Class A Certificates and Class M Certificates will be based on a 360-day year and the actual number of days elapsed during the accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the Class A Certificates and Class M Certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, and

•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal. The senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

•	the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-6 Certificates will have payment priority over the Class M-7 Certificates, Class M-8 and Class M-9 Certificates,

•	the Class M-7 Certificates will have payment priority over the Class M-8 Certificates and the Class M-9 Certificates, and

•	the Class M-8 Certificates will have payment priority over the Class M-9 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the mortgage loans, first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses on the mortgage loans to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates

and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans, adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the Class A Certificates and Class M Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the Class A Certificates and Class M Certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the Class A Certificates and Class M Certificates and trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement. LaSalle Bank National Association, as supplemental interest trust trustee, will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., the swap provider. The supplemental interest trust trustee appoints LaSalle Bank National Association as derivative administrator pursuant to the derivative administration agreement to receive and distribute funds with regards to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On or before each distribution date, LaSalle Bank National Association as derivative administrator, pursuant to the derivative administration agreement, will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the derivative administrator for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the derivative administrator, and the derivative administrator, pursuant to the derivative administration agreement, will remit to the trust for distribution to holders of the Class A Certificates and Class M Certificates amounts in respect of interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the mortgage loans, certain interest shortfalls with respect to the mortgage loans, and any basis risk shortfalls, and, to the extent not covered by excess spread, the amounts necessary to maintain and restore overcollateralization, each as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the derivative administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the derivative administrator is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the derivative administrator in the same amount (to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A certificateholders and Class M certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus (to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), for which payments by the trust to the derivative administrator will be subordinated to all distributions to the Class A Certificateholders and Class M certificateholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

We refer you to “The Interest Rate Swap Agreements” in this free writing prospectus.

Yield Maintenance Agreement. The supplemental interest trust trustee will enter into a yield maintenance agreement with Bear Stearns Financial Products Inc., the yield maintenance agreement provider. The supplemental interest trust trustee appoints LaSalle Bank National Association as derivative administrator pursuant to the derivative administration agreement to receive and distribute funds with regards to the yield maintenance agreement on behalf of the supplemental interest trust. Pursuant to the derivative administration agreement, the Class A Certificates and Class M Certificates will be entitled to the benefits provided by the yield maintenance agreement and any proceeds thereof deposited with the derivative administrator. In general, Bear Stearns Financial Products Inc. will be obligated to make payments to the derivative administrator on behalf of the supplemental interest trust when One-Month LIBOR exceeds a certain level. Such payments will be used to cover interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the mortgage loans, certain interest shortfalls with respect to the mortgage loans, and any basis risk shortfalls, and, to the extent not covered by excess spread with respect to such mortgage loans, the amounts necessary to maintain and restore overcollateralization, each as described in this free writing prospectus. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class A Certificates and Class M Certificates as a result of the yield maintenance agreement. We refer you to “Yield Maintenance Agreement” in this free writing prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on the mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Optional Termination

At its option, the majority holder of the Class CE Certificates may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the reserve fund, and, for the avoidance of doubt, the supplemental interest trust, the derivative administration agreement, the derivative account, the yield maintenance agreement and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The Class A, Class M-1, Class M-2 and Class M-3 Certificates will, and the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will not, be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and “Legal Investment Considerations” in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to “ERISA Considerations” in this free writing prospectus and in the prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating

A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A	A2
M-5	A-	A3
M-6	BBB+	Baa1
M-7	BBB	Baa2
M-8	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:

	•	with respect to the senior certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

	•	with respect to the Class M-1 Certificates: the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

	•	with respect to the Class M-2 Certificates: the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

	•	with respect to the Class M-3 Certificates: the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

	•	with respect to the Class M-4 Certificates: the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

	•	with respect to the Class M-5 Certificates: the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

	•	with respect to the Class M-6 Certificates: the Class M-7, Class M-8 and Class M-9 Certificates;

	•	with respect to the Class M-7 Certificates: the Class M-8 Certificates and the Class M-9 Certificates; and

	•	with respect to the Class M-8 Certificates: the Class M-9 Certificates.

We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses on the mortgage loans to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of Class M Certificates, beginning with the class of Class M Certificates with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the Class A Certificates as described below. This means that with respect to the Class A Certificates and Class M Certificates, realized losses on the mortgage loans would first be allocated to the Class M-9 Certificates, and then to the other classes of Class M Certificates in reverse order of numerical designation until the principal balance of each such class of Class M Certificates is reduced to zero, then to the Class A Certificates, on a pro rata basis, based on the principal amount of each such class, each as described in this free writing prospectus. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.

See “Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the distribution date and the overcollateralization following distributions of principal on the distribution date, will reduce the certificate principal balance of each of the subordinated certificates, in reverse order of their numerical designation. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least February 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and certain trust fund expenses because we expect the weighted average interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the Class A Certificates and Class M Certificates. If the mortgage loans generate more interest than is needed to pay interest on the offered certificates and trust fund expenses, adjusted for any net swap payments and swap termination payments, we will use such “excess spread” to make additional principal payments on those offered certificates, which will reduce the total certificate principal balance of those offered certificates below the aggregate principal balance of the mortgage loans, thereby creating “overcollateralization.” In addition, amounts payable to the trust under the interest rate swap agreement and the yield maintenance agreement may be used to maintain and restore overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or that amounts payable under the interest rate swap agreement and the yield maintenance agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization for the mortgage loans is insufficient, then you could experience a loss on your investment.

Interest rate caps may reduce the yields on the offered certificates

The pass-through rates on the offered certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of offered certificates is limited to the applicable interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust and to the extent there are amounts available under the interest rate swap agreement and the yield maintenance agreement to pay such amounts as described in this free writing prospectus.

See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The offered certificates may not always receive interest based on One-Month LIBOR plus the margin

The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the margin. If the applicable interest rate cap is less than One-Month LIBOR plus the margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the margin on the offered certificates during the interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the margin will create a shortfall. Some or all of this shortfall in respect of the offered certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement and from the yield maintenance agreement provider under the yield maintenance agreement. However, if payments under the interest rate swap agreement and yield maintenance agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the Class A Certificates and Class M Certificates are entitled to payments under the interest rate swap agreement and the yield maintenance agreement during periods of increased One-Month LIBOR rates, the swap provider and yield maintenance agreement provider, respectively, will only be obligated to make such payments under certain circumstances.

To the extent that payments on the Class A Certificates and Class M Certificates depend in part on payments to be received under the yield maintenance agreement, the ability of the trust to make payments on the Class A Certificates and Class M Certificates will be subject to the credit risk of the yield maintenance agreement provider.

We refer you to “Interest Rate Swap Agreement” and “The Yield Maintenance Agreement” in this free writing prospectus for a discussion of the swap provider’s and the yield maintenance agreement provider’s obligations to make payments under the interest rate swap agreement and the yield maintenance agreement, respectively.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the Class A Certificates and Class M Certificates

Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the mortgagor or documentation standards in connection with the underwriting of the mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses

There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that:

	•	the mortgaged properties fail to provide adequate security for the mortgage loans, and

	•	the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

	•	general economic conditions,

	•	the level of prevailing interest rates,

	•	the availability of alternative financing, and

	•	homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the mortgage loan. In addition, approximately 73.51% of the mortgage loans by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:

•	if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

•	if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

•	if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

•

since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans is higher than you expect;

•

the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

•	you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The yield maintenance agreement will be available as described in this free writing prospectus to pay certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization. The yield maintenance agreement will terminate in accordance with its terms after the distribution date in August 2006. This date was selected based on certain prepayment assumptions regarding the mortgage loans and that the optional termination right becomes exercisable and is exercised at that time. These prepayment assumptions were used to determine the projected certificate principal balance of the applicable class of certificates under the yield maintenance agreement. If prepayments on the mortgage loans occur at rates that are slower than those assumptions, or even if such mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the yield maintenance agreement will terminate prior to the repayment in full of the Class A Certificates and Class M Certificates.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate caps

Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates

The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties

The sponsor and Master Funding LLC will each treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor or Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties

Approximately 45.70% of the mortgage loans, by aggregate principal balance as of the cut-off date are secured by mortgaged properties that are located in the state of California. Property in California or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

	•	economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

	•	declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer’s ability to foreclose upon the mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

You may have difficulty selling your certificates

The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws

The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the mortgagor is called to active military service will be reduced from the percentage stated in the mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreements and the swap providers

Net swap payments payable to the derivative administrator by the swap provider under the interest rate swap agreement and the derivative administration agreement will be available as described in this free writing prospectus to cover interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the mortgage loans, certain interest shortfalls, and any basis risk shortfalls, and, to the extent not covered by excess spread, to maintain and restore overcollateralization, each as described in this free writing prospectus. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur with respect to the interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 4.839% per annum (subject to a variance of plus or minus 0.50%). No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus and to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to the offered certificateholders.

Upon early termination of the interest rate swap agreement, the derivative administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the derivative administrator is required under the derivative administration agreement to make a swap termination payment to the swap provider (to the extent not paid by the derivative administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), the trust will be required to make a payment to the derivative administrator in the same amount, which payment will be paid on the distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the offered certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the senior certificates, and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the derivative administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to maintain and restore overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the derivative administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

Some of the mortgage loans were originated simultaneously with second liens

With respect to approximately 8.66% of the mortgage loans, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 81.15% with respect to such mortgage loans, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 98.73% with respect to such mortgage loans. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender.

FICO scores are not an indicator of future performance of borrowers

Investors are encouraged to be aware that FICO scores are based on past payment history of the borrower. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool –Underwriting Guidelines” in this free writing prospectus.

THE MORTGAGE POOL

General

          We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of January 30, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described herein and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 10% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is January 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, January 1, 2006.

          The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

          Each mortgage loan in the trust fund will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first lien on the mortgaged property. All of the mortgage loans we will include in the trust fund will be fully amortizing. The mortgage loans have original terms to maturity of not greater than 30 years.

          Approximately 89.28% of the mortgage loans are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of six months or one, two, three, five years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the note, plus (or minus) the gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

          Approximately 24.33% of the mortgage loans will receive interest only for the initial period set forth in the mortgage note, ranging from two to five years.

          Approximately 89.28% of the mortgage loans are assumable upon credit approval in accordance with the terms of the mortgage note Procedures”. The remainder of the mortgage loans contain due-on-sale clauses. We refer you to “Servicing of the Mortgage Loans—Collection and other Servicing Procedures”.

          Six-Month LIBOR. Approximately 89.28% of the mortgage loans will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the mortgage note.

	Six-Month LIBOR

Adjustment Date	1998	1999	2000	2001	2002	2003	2004	2005

January 1	5.84%	5.07%	6.13%	6.20%	2.03%	1.38%	1.22%	2.79%
February 1	5.63	4.97	6.29	5.26	2.08	1.35	1.21	2.97
March 1	5.70	5.13	6.33	4.91	2.04	1.34	1.17	3.19
April 1	5.75	5.06	6.53	4.71	2.36	1.23	1.16	3.39
May 1	5.81	5.04	6.73	4.30	2.12	1.29	1.38	3.41
June 1	5.75	5.25	7.11	3.98	2.08	1.21	1.60	3.54
July 1	5.78	5.65	7.00	3.91	1.95	1.12	1.89	3.73
August 1	5.75	5.71	6.89	3.69	1.87	1.21	1.93	3.95
September 1	5.59	5.92	6.83	3.45	1.80	1.20	1.98	4.00
October 1	5.25	5.96	6.76	2.52	1.71	1.14	2.20	4.27
November 1	4.98	6.12	6.72	2.15	1.60	1.23	2.32	4.47
December 1	5.15	6.06	6.64	2.03	1.47	1.27	2.63	4.63

          EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. Subsequently, these mortgage loans were transferred to EMC.We refer you to “The Mortgage Pool – Underwriting Guidelines”and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

          Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

          The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 2,063 mortgage loans with an aggregate principal balance of approximately $499,674,042.

          A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

          Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the mortgaged property.

          The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

          With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans.

          Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

Prepayment Charges on the Mortgage Loans

          Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 73.51% of the mortgage loans by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount generally exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. A prepayment charge may not apply with respect to a sale of the mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

          The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See

“Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the prospectus.

          In addition, the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof will have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the related servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow from the pool assets.

          Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Mortgage Loan Statistical Data

          Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

          At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement). Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

          In addition, the depositor will deposit with LaSalle Bank National Association, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

          (a)          the original mortgage note, endorsed without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-EC1” with all intervening endorsements that show a complete chain of endorsement from the originators to the related sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b) the original recorded mortgage or a photocopy thereof;

          (c)          a duly executed assignment of the mortgage to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-EC1”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d) all interim recorded assignments of such mortgage, if any and if available to the depositor; and

          (e)          the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

          With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

          Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related sponsor, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

          The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

          In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement with respect to itself and to Master Funding LLC, as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

          The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

          (a)          The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

          (b)          Immediately prior to the conveyance of the mortgage loans by EMC or Master Funding LLC, as applicable, to the depositor pursuant to the mortgage loan purchase agreement, EMC or Master Funding, as applicable, was the sole owner and holder of the mortgage loan; the originator, EMC or Master Funding was the custodian of the escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC or Master Funding, as applicable, had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

          (c)          The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

          (d)          The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (e)          The mortgage loan is covered by an ALTA lender’s title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) EMC or Master Funding LLC, as applicable (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC or Master Funding LLC, as applicable, (as assignee) is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy, and no prior holder of the related mortgage, including EMC or Master Funding LLC, as applicable, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

          (f)          The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee, all in accordance with the mortgage loan purchase agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

          (g)          At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

          After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the trustee or the custodian, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date.

          With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originator

          The originator of all of the mortgage loans is Encore Credit Corp.

          Encore Credit Corp.

          General

          Encore Credit Corp. (“Encore” or the “Originator”), a wholly-owned subsidiary of ECC Capital Corporation, is a nationwide mortgage banking company engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation, performing servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower’s credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of September 30, 2005, Encore had over 1,463 employees and operated its mortgage lending business through a network of approved mortgage lenders and brokers located in 50 states and the District of Columbia where Encore is licensed, exempt or authorized to engage in its mortgage lending business. Encore’s principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606 and Encore’s main telephone number is (949) 856-8300.

	31-Dec-03		31-Dec-04		30-Sep-05

Loan Type	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number

SubPrime	4,584,619,982	24,823	9,114,332,309	45,948	9,815,848,888	46,608

          Underwriting Guidelines

          Each Originator underwrites each mortgage loan that it originates in accordance with its internal underwriting guidelines. The Originator has developed internal underwriting processes and criteria that they believe generate quality loans and give it the ability to approve and fund loans quickly. The Originator’s internal underwriting guidelines are designed to help it evaluate a borrower’s credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. The Originator reviews the borrower’s credit history from Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc. In addition, the Originator reviews credit scores derived from the borrower’s credit history by one or more nationally recognized credit scoring models.

          Underwriting Guidelines. The Originator’s internal underwriting guidelines are established by their credit committees. The Originator’s credit committees meet regularly with their production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application does not meet the Originator’s formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower’s obligations, the Originator’s underwriters can make underwriting exceptions up to certain limits within their formal exception policies and approval authorities. All of the Originator’s loan programs have tiered exception levels whereby approval of certain exceptions, such as LTV ratio exceptions, loan amount exceptions, and debt-to-income exceptions, are escalated to higher loan approval authority levels.

          Underwriting Personnel. All of the Originator’s loans are underwritten by their on-site underwriting personnel. The Originator does not delegate underwriting authority to any broker or third party. The Originator adheres to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception is required for approval, only specifically designated personnel, dictated by the exception needed, are authorized to make such exceptions. The Originator regularly trains its operation managers, who supervise their underwriters, on emerging trends in production. The Originator believe that these managers and underwriters are highly qualified and experienced and are familiar with its underwriting guidelines. The Originator believe that its regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its operations managers, its information systems and their rigorous quality control process ensure the continued quality of its loans.

          Credit Categories. Under its internal underwriting guidelines, the Originator has established several different credit categories within each loan program, and the Originator assigns a credit category to each applicant based on the applicant’s credit history. These credit categories establish the maximum permitted LTV ratio, the maximum loan amount and the allowed use of loan proceeds given the applicant’s mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

          Because the industry does not use standard credit categories, the definitions and credit categories of the loans the Originator originates may differ from those used by their competitors. As a result, the credit categories and other data with respect to its loan production that the Originator provide in this prospectus supplement may not be comparable to similar data of their competitors. Also, the Originator may change its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

          In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. The Originator’s underwriting guidelines for first mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

          The Originator’s guidelines are primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults.

          Credit scores are obtained by the Originator in connection with mortgage loan applications to help assess a borrower’s creditworthiness. Credit scores are obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower’s credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV, the collateral for the mortgage loan, or the debt-to-income ratio. The Originator’s current core underwriting guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

          The underwriting of a mortgage loan to be originated or purchased by the Originator generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to the Originator for purchase must be approved by the Originator in accordance with its underwriting criteria. The Originator regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

          The Originator requires satisfactory title insurance coverage on all residential properties securing mortgage loans they originate or purchase. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the Originator against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and is sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

          Verification of Borrower’s Income. The Originator’s mortgage programs include several levels of documentation used to verify the borrower’s income.

          Full income documentation. The Originator’s highest level of income documentation generally requires a stable, two-year history of income. A wage-earner may document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower’s most recent Wage and Tax Statement, or W-2; the borrower’s two most recent IRS Form 1040s; or for higher credit score borrowers, the borrower’s personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the two most recent federal tax returns or bank statements for the previous one or two years depending on the borrower’s credit score.

          Limited income documentation. This documentation level generally requires a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower’s qualifying income.

          Stated income. The borrower’s income used to qualify for the loan is taken from the borrower’s signed application and compared to the borrower’s line of work or profession for reasonableness. Self-employed borrowers typically must provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position is done for each stated income loan.

          Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the LTV ratio of the loan applied for and the combined LTV to the appraised value of the property at the time of origination. Appraisers determine a property’s value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As a lender that generally specializes in loans made to credit impaired borrowers, the Originator has implemented an appraisal review process to support the value used to determine the LTV ratio. The Originator uses a variety of steps in their appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on a majority of the loans that they originate. The Originator’s review process requires a written review on every appraisal report either by a qualified independent underwriter or by a staff appraiser. The Originator employs several methods to determine which appraisals are higher risk and attempts to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports include those properties receiving lower scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring template used by the internal underwriting staff. The Originator employs an appraisal review staff of approximately 66 people, which includes over 38 staff appraisers. As part of their review process, the review department where available, verifies the subject property’s sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the LTV ratio is reduced where it has been determined by the Originator’s staff appraisers that the original appraised value cannot be supported.

          Quality Control. The Originator’s quality control program is intended to monitor loan production with the overall goal of improving the quality of loan production generated by the Originator’s retail loan operation and independent mortgage broker channel. Through systematically monitoring loan production, the quality control department can identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensures compliance with the Originator’s underwriting guidelines and federal and state regulations. This is accomplished by focusing on:

•	the accuracy of all credit and legal information;

•	a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;

•	employment and/or income verification; and

•	legal document review to ensure that the necessary documents are in place.

          Loan Programs and Risk Categories. The Originator has established loan programs and risk categories, which identify the types of loans that it originates. A majority of the Originator’s loan originations are underwritten using the “Credit Score Advantage” program. This program makes loans available to a broad group of borrowers who fit a more traditional subprime profile. However, there are borrowers who request LTV ratios higher than those stated for this program, larger loan amounts or more unusual financing options. Rather than attempt to incorporate all of these specialized requests into one loan program, the Originator has established separate loan programs to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program. The Originator established these programs to allow its underwriting personnel to process loan applications from borrowers who fit a particular program’s criteria quickly and efficiently.

          The criteria for each of these programs are guidelines only. All of the Originator’s loan programs have tiered exception levels whereby approval of an exception is escalated to a higher loan approval authority. Although the Originator generally does not make adjustments to the credit category of any applicant, the Originator may determine on a case-by-case basis that an applicant warrants a LTV ratio exception, a loan amount exception, a debt-to-income exception or another exception. The Originator may allow such an exception if the application reflects certain compensating factors, such as a lower than the maximum LTV ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. The Originator may also grant an exception if the applicant provides a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduces the applicant’s aggregate monthly debt service payments. The Originator expects that a substantial number of the mortgage loans it originates will represent such underwriting exceptions.

          Determining a Borrower’s Credit Categories

          There are various credit categories within each loan program. To determine if a borrower qualifies for a credit category within that specific program, the Originator considers a borrower’s mortgage history, bankruptcy and foreclosure history, debt-to-income ratios and the depth of the borrower’s credit background as the primary factors in determining the borrower’s credit category. Once a borrower has been assigned a credit category within a loan program, the Originator uses the borrower’s credit score as the primary factor in determining the borrower’s rate, the maximum LTV ratio allowable for that borrower and maximum loan amount available to that borrower.

          Credit Score Programs

          This program offers loan to individuals with a wide range of credit backgrounds and offers the Originator’s widest range of underwriting criteria. The Credit Score Advantage Program has five credit categories: AA, A+, B, C and C-. Borrowers with a higher credit category typically qualify for higher allowable LTV and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower’s credit score. Within a particular credit category, the borrower’s credit score is used to determine the applicable interests rate, maximum allowable LTV and maximum available loan amount. Generally, a borrower with a higher credit score can obtain a loan with a lower rate, higher allowable LTV and higher loan amount than a borrower within the same credit category but with a lower credit score.

          “AA” Risk Category: In order to qualify under the AA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 36 months if the borrowers credit score is less that 600 or within the prior 24 months if the borrower’s score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,200,000 for loans with full documentation, limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The normal debt to income ratio is 50%.

          “A+” Risk Category: In order to qualify under the A+ risk category the applicant must generally have no more than 12 times 30 day late mortgage or rental payments within the past 12 months for LTV up to 95% and no more than one 30 day mortgage or rental late within the past 12 months for LTV greater than 100%. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 24 months if the borrower’s credit score is less than 600 or within the prior 18 months if the borrowers score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade is $1,000,000 for loans with full documentation, limited documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50% for LTV over 80% and 55% for an LTV of 80% or less.

          “B” Risk Category: In order to qualify under the B risk category the applicant must generally have no more than one 60 day mortgage or rental late payment within the past 12 months. (30 day mortgage or rental late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 18 months if the borrower’s credit score is less that 580 or within the prior 12 months if the borrower’s score is 600 or greater. If the borrower has made a Chapter 13 bankruptcy the borrower’s bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $600,000 for loans with full income documentation, limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program is 85% for first mortgages. The allowable debt to income ratio is 55%.

          “C” Risk Category: In order to qualify under the C risk category the applicant must generally have no more than one 90 day late mortgage or rental payment within the past 12 months. (30 and 60-day late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 12 months if the borrower’s credit score is less that 560 or within the prior 6 months if the borrower’s credit score is 560 or greater. If the borrower has made a Chapter 13 bankruptcy the borrower’s bankruptcy may be paid off with the proceeds of this loan. The maximum loan amount under this risk grade is $500,000 for loans with full documentation, limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 80% for first mortgages. The allowable debt to income ratio is 55%.

          “C-” Risk Category: In order to qualify under the C- risk category the applicant must generally have no more than one 120 day late mortgage or rental payment late within the past 12 months. (30, 60 and 90-day late payments are acceptable.) No mortgage foreclosure or notice of default filings may have occurred during the preceding 6 months. Bankruptcy filing may have occurred during the past 12 months. If the borrower has made a Chapter 13 bankruptcy the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program is 70% for first mortgages. The maximum allowable debt to income ratio is 55%.

          Specialty Advantage Program

          For those borrowers seeking the Originator’s highest allowable LTVs, the Originator offer a specialty program that offers loans with a maximum LTV ratio of up to 100% based on either full income documentation or stated income documentation. These programs offer loans to borrowers in either of the Originator’s two highest credit categories, AA or A+. Because of the additional risk associated with loans with LTV ratios at the high end of what the Originator offer, there are additional limitations that are not placed on similar grades in other programs. These additional restrictions reduce the risk associated with originating loans to borrowers with these higher LTV ratios.

          Jumbo Advantage Program

          This program offers loan amounts higher than those traditionally found in the subprime residential mortgage market. These loans are generally in excess of $600,000 and are made available to borrowers in the Originator’s two highest credit categories, AA or A+. Similar to the Specialty Advantage Program, there are additional restrictions and requirements on this program. These additional restrictions and requirements are used to offset the additional risk associated with these loans.

          Interest-Only Option

          This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first two, three or five years of the loan. At the end of the interest-only term, the borrower’s loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option is higher, as is the interest rate the borrower is charged. This option is only available to borrowers in the Originator’s three highest credit categories, AA, A+ and B.

STATIC POOL INFORMATION

          The depositor will provide static pool information, material to this offering, with respect to the experience of the originator in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/2006-ec1/index.html.

          Information provided through the internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

          Bear Stearns Asset Backed Securities I Trust 2006-EC1 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-EC1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the prospectus.

          The assets of Bear Stearns Asset Backed Securities I Trust 2006-EC1 will consist of the mortgage loans and certain related assets.

          Bear Stearns Asset Backed Securities I Trust 2006-EC1’s fiscal year end is December 31.

THE DEPOSITOR

          The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

          The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transfered to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

          After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

          The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

          The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

          The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

          Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

          Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

          Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

          The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005

Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans

Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	62,521	$16,371,656,951.49
Alt-A Fixed	15,907	$3,638,653,583.24	11,011	$2,478,381,379.40	15,444	$3,370,889,688.07
HELOC	—	$—	—	$—	9,309	$509,391,438.93
Neg-Am ARM	—	$—	—	$—	20,804	$7,515,084,661.26
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	23,962	$11,960,110,456.13
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	1,346	$426,879,747.26
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	12,707	$4,687,378,638.50
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	1,610	$143,455,015.55
Seconds	—	$—	14,842	$659,832,093.32	92,043	$4,491,782,148.34
SubPrime	29,303	$2,898,565,285.44	102,759	$14,578,747,677.08	84,042	$13,400,254,946.87
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.74	323,788	$62,876,883,692.40

          With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related Class A Certificates and Class M Certificates, from the certificate with the highest credit rating to the one with the lowest rating.  In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

          The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

SERVICING OF THE MORTGAGE LOANS

General

          EMC will act as the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2006, among the depositor, EMC, in its capacity as master servicer and sponsor, and the trustee.

          In the event of a default by EMC under the Pooling and Servicing Agreement, the trustee, subject to the provisions of the Pooling and Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

The Master Servicer

          EMC Mortgage Corporation (“EMC”) will act as master servicer under the Agreement. See “The Sponsor” in this Free Writing Prospectus.

          The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

          EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

          EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by 113%.

          As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

          The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004

Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Alta-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%
Alta-A Fixed	19,396	$3,651,416,057	11.14%	26.51%	25,539	$4,578,725,473	10.43%	16.48%
Prime Arm	7,978	$868,798,347	4.58%	6.31%	8,311	$1,045,610,015	3.39%	3.76%
Prime Fixed	16,377	$1,601,411,491	9.40%	11.63%	14,560	$1,573,271,574	5.95%	5.66%
Seconds	25,290	$690,059,169	14.52%	5.01%	39,486	$1,381,961,155	16.13%	4.98%
Subprime	76,166	$5,058,932,126	43.73%	36.73%	114,436	$13,706,363,250	46.74%	49.34%
Other	26,523	$1,249,014,373	15.23%	9.07%	23,010	$1,063,682,459	9.40%	3.83%

Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%

	As of October 31, 2005

Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Alta-A Arm	50,528	$11,821,548,094	11.65%	21.25%
Alta-A Fixed	34,038	$6,268,800,717	7.85%	11.27%
Prime Arm	8,910	$1,267,784,249	2.05%	2.28%
Prime Fixed	16,929	$2,343,126,437	3.90%	4.21%
Seconds	136,562	$6,239,175,080	31.48%	11.21%
Subprime	138,609	$19,037,928,201	31.95%	34.22%
Other	48,256	$8,655,251,712	11.12%	15.56%

Total	433,832	$55,633,614,489	100.00%	100.00%

Collection and Other Servicing Procedures

          The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

Consistent with the foregoing, the master servicer may in its discretion waive, modify or vary or permit to be waived, modified or varied, any term of any mortgage loan including, in certain instances, changing the mortgage rate, forgiving the payment of principal or extending the final maturity.

          In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

          Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

          The master servicer will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

          The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

Hazard Insurance

          The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

          Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

          Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

          Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

          The master servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

          The master servicer will take such action either as such deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

          Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

          EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. The master servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on related mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

          In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges with respect to the mortgage loans and penalties will be distributed to the holders of the Class P Certificates.

          The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

Protected Account

          The master servicer will establish and maintain a custodial account, an account referred to in this free writing prospectus as the protected account into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer’s own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies.

          The master servicer will retain in the protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans with respect to the mortgage loans.

          On the business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above and will remit them to the trustee for deposit in the Distribution Account.

Distribution Account

          The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this free writing prospectus as the Distribution Account, into which on the business day prior to each distribution date it will deposit all amounts with respect to the mortgage loans transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination. All amounts deposited to the Distribution Account will be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in permitted investments. The trustee will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the Pooling and Servicing Agreement.

          Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

                    (i)      obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                    (ii)      general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

                    (iii)      commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

                    (iv)      certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

                    (v)      guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

                    (vi)      repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                    (vii)      securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

                    (viii)      interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

                    (ix)      short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

                    (x)      such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

          On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates— Distributions on the Certificates” in this free writing prospectus. The trustee will be entitled to a trustee fee equal to the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0062% per annum, subject to a variance of plus or minus 0.0025% per annum. The trustee will also be entitled to any amounts earned on funds in the Distribution Account. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

          When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month will, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

          If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. See “Description of the Certificates—Events of Default” in this free writing prospectus.

Modifications

          In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term, or the extended term, of the mortgage loan, unless there is a balloon payment as provided in the modification document. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by the master servicer for that purpose. The final maturity of any mortgage loan will not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

          Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the free writing prospectus) payable on the offered certificates will not be affected by the servicing modification.

Evidence as to Compliance

          The Pooling and Servicing Agreement will provide that on or before March 1 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria“). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

          The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

          The Pooling and Servicing Agreement will also provide for delivery to the trustee on or before March 1 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. This same statement may be provided as the required statement for each relevant Pooling and Servicing Agreement or servicing agreement.

          Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

          The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

•	the master servicer has proposed a successor master servicer to the trustee and the trustee has consented thereto, such consents not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•

the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Class A Certificates and Class M Certificates.

          In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

          In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

          Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Class A Certificates and Class M Certificates.

Special Servicer

          On any distribution date on which (1) the servicer rating for the master servicer is downgraded by a full rating category from its rating as of the closing date by any of Standard & Poor’s and Moody’s and (2) certain delinquency triggers set forth in the Pooling and Servicing Agreement are in effect (such event, a “Special Servicer Trigger”), the majority holder of the Class CE Certificates will have the option to direct the master servicer to appoint a special servicer to service all of the mortgage loans that are 91 days or more delinquent, as of such distribution date, as reported by the trustee pursuant to this free writing prospectus. Such mortgage loans are referred to as the Special Servicer Delinquent Loans. A mortgage loan is considered a Special Servicer Delinquent Loan when a payment due on any due date remains unpaid as of the close of business on the fourth monthly due date following such due date. For example, a loan with a payment due on July 1 that remained unpaid as of November 1 would be considered a Special Servicer Delinquent Loan. In addition, on each of the next three distribution dates and for every distribution date occurring in the last month of each Fiscal Quarter thereafter, if a Special Servicing Trigger is in effect, the majority holder of the Class CE Certificates will have the option to direct the master servicer to transfer any additional Special Servicer Delinquent Loans as of such distribution dates to the special servicer.

          The special servicer appointed at the direction of the majority holder of the Class CE Certificates will be rated in the two highest special servicer rankings by Moody’s and such special servicer will be a Standard & Poor’s Select Special Servicer as defined in Standard & Poor’s criteria. Such special servicer will be entitled to any servicing fees, including any related late payment charges, payable to the master servicer with respect to any Special Servicer Delinquent Loan the special servicer is servicing. The special servicer will be required to comply in all respects with the Pooling and Servicing Agreement to the same extent as the master servicer. The special servicer will indemnify the master servicer for any losses, liabilities or damages incurred by the master servicer as a result of the special servicer’s servicing of any Special Servicer Delinquent Loan and will reimburse the master servicer for any and all advances, out-of-pocket expenses and accrued servicing fees made with respect to such Special Servicer Delinquent Loans that are transferred to the special servicer.

DESCRIPTION OF THE CERTIFICATES

General

          The trust will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. The certificates (the “Certificates”) consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to collectively in this free writing prospectus as the Offered Certificates, and the Class M-9, Class R-1, Class R-2 Class R-3, Class RX, Class P and Class CE Certificates, which we are not offering by this free writing prospectus. We refer to the Class A-1, Class A-2 and Class A-3 Certificates collectively in this free writing prospectus as the Class A Certificates or the senior certificates; and we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates collectively in this free writing prospectus as the Class M Certificates or the subordinated certificates. We refer to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates collectively in this free writing prospectus as the offered certificates. We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this free writing prospectus as the Class R Certificates or the residual certificates.

     The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

          The trust will issue the Offered Certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

          The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount because the certificate principal balance of the certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool, such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the Class A Certificates and Class M Certificates and the overcollateralization amount.

Book-Entry Registration

          The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

          An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

          Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

          Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

          Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

          DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

          Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

          Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

          Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

          Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

          Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

          DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

          Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•

we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

          Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

          “Applied Realized Loss Amount” with respect to any class of Class A Certificates and Class M Certificates and as to any distribution date means the sum of the Realized Losses with respect to the related mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any related Subsequent Recoveries applied to such Applied Realized Loss Amount.

          “Assumption Fee” means the fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

          “Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the Class A Certificates and Class M Certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

          1.          The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

          2.          The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•

the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such distribution date.

          “Certificate Principal Balance” with respect to any class of Class A Certificates and Class M Certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, or with respect to the Class M-9 Certificates approximately $5,820,000, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the related mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

          “Class A Certificates” means any of the Class A-1, Class A-2 and Class A-3 Certificates.

          “Class A Principal Distribution Amount” with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 46.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

           “Class M Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

          “Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 58.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 68.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 72.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 80.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 83.60% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the

Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 86.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates

(after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 89.60% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 91.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Class M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (y) the excess, if any, of:

•

the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date) and (10) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)

the product of (i) approximately 94.10% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and

(b)

the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $2,425,000 (subject to a variance of plus or minus 10%).

          “Current Interest” with respect to each class of Class A Certificates and Class M Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A Certificates and Class M Certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

          “Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period).

          “Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

          “Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the related Overcollateralization Release Amount for such distribution date.

          “Excess Spread” with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the related Class A Certificates and Class M Certificates and Interest Carry Forward Amounts on the related Certificates (other than any such Interest

Carry Forward Amounts paid pursuant to clause 1. under “Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

          “Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

          “Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

          “Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

          “Interest Carry Forward Amount” with respect to each class of Class A Certificates and Class M Certificates and any distribution date, is the sum of:

•	the excess of:

	(a)	Current Interest for such class with respect to such distribution date and any prior distribution dates over

	(b)	the amount actually distributed to such class with respect to interest on such distribution dates, and

•

interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

          “Interest Funds” with respect to any distribution date are equal to the sum for such distribution date, without duplication, of:

•

all scheduled interest collected in respect of the mortgage loans, less the related servicing fee, the trustee fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee and the derivative administrator as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the mortgage loans,

•	all Compensating Interest,

•

Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, in each case with respect to the mortgage loans,

•	the interest portion of proceeds of the repurchase of any mortgage loans, and

•

the interest portion of the purchase price of the assets of the trust upon exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of the related optional termination right, minus

•

any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Derivative Administrator for payment to the Swap Provider for such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

          “Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the master servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the master servicer in connection with the disposition of any such properties.

          “Margin” with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class A-1 Certificates, ___% per annum, (ii) with respect to the Class A-2 Certificates, ___% per annum, (iii) with respect to the Class A-3 Certificates, ___% per annum, (iv) with respect to the Class M-1 Certificates, ___% per annum, (v) with respect to the Class M-2 Certificates, ___% per annum, (vi) with respect to the Class M-3 Certificates, ___% per annum, (vii) with respect to the Class M-4 Certificates, ___% per annum, (viii) with respect to the Class M-5 Certificates, ___% per annum, (ix) with respect to the Class M-6 Certificates, ___% per annum, (x) with respect to the Class M-7 Certificates, ___% per annum, (xi) with respect to the Class M-8 Certificates, ___% per annum and (xii) with respect to the Class M-9 Certificates, ___% per annum, and with respect to any distribution date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class A-2 Certificates, ___% per annum, (ii) with respect to the Class A-3 Certificates, ___% per annum, (iii) with respect to the Class M-1 Certificates, ___% per annum, (iv) with respect to the Class M-2 Certificates, ___% per annum, (v) with respect to the Class M-3 Certificates, ___% per annum, (vi) with respect to the Class M-4 Certificates, ___% per annum, (vii) with respect to the Class M-5 Certificates, ___% per annum, (viii) with respect to the Class M-6 Certificates, ___% per annum, (ix) with respect to the Class M-7 Certificates, ___% per annum, (x) with respect to the Class M-8 Certificates, ___% per annum and (xi) with respect to the Class M-9 Certificates, ___% per annum.

          “Net Rate Cap” with respect to any distribution date and the Class A Certificates and Class M Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, over (B) a per annum rate equal to the sum of the Net Swap Payment payable to the Swap Provider and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12. The Net Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee, and the lender paid mortgage insurance fee, if any.

          “Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

          “Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the first five bullet points under the definition of Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

          “Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 2.95% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 2.95% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 5.90% (subject to a variance of plus or minus 1.00%) of the then current aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (ii) approximately $2,425,000 (subject to a variance of plus or minus 10%) (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

          “Pass-Through Rate” with respect to each class of Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ —Calculation of One-Month LIBOR”plus the related Margin, and (y) the related Net Rate Cap.

          “Prepayment Period” with respect to a distribution date is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs and ending on the 15th day of the month in which such distribution date occurs.

          “Principal Distribution Amount” with respect to the distribution date is equal to:

•	the Principal Funds for such distribution date, plus

•	any Extra Principal Distribution Amount for such distribution date, less

•	any Overcollateralization Release Amount for such distribution date.

          “Principal Funds” with respect to any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans during the related Due Period or advanced on or before the related servicer advance date,

•	prepayments in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or the master servicer,

•

the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the sponsor in connection with a substitution of a mortgage loan,

•

all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period on the mortgage loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•

the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of the related optional termination right; minus

•

any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee or the Derivative Administrator as provided in the Pooling and Servicing Agreement, and

•

any related Net Swap Payments or Swap Termination Payments not due to a related Swap Provider Trigger Event owed to the Derivative Administrator for payment to the related Swap Provider for such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

          “Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

          “Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

          “Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

          “Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)

all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the master servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

(iii)	any Realized Loss thereon incurred during the related Prepayment Period.

          The Stated Principal Balance of any liquidated mortgage loan is zero.

          “Stepdown Date” means the later to occur of:

          (a)           the distribution date occurring in February 2009 and

          (b)           the first distribution date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 53.70%, subject to the variance of plus or minus 1.00%.

          “Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

          A “Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans, in each case, as of the as of the last day of the related Due Period, exceeds 29.75% (subject to a variance of plus or minus 1.00%) of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

February 2009 through January 2010	3.65% (subject to a variance of plus or minus 1.00%)
February 2010 through January 2011	5.70% (subject to a variance of plus or minus 1.00%)
February 2011 through January 2012	7.35% (subject to a variance of plus or minus 1.00%)
February 2012 and thereafter	8.25% (subject to a variance of plus or minus 1.00%)

          “Unpaid Realized Loss Amount” with respect to the related certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the a certificate in respect of any related Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Calculation of One-Month LIBOR

          On the second LIBOR business day preceding the commencement of each accrual period, for the Offered Certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

          The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

          The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

Distributions on the Certificates

          General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

          The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

          Interest Distributions. On each distribution date, the trustee will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

From Interest Funds:

          (a)          to the Class A-1, Class A-2 and Class A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

          (b)          from remaining Interest Funds sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class.

          On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates and Class R Certificates, as applicable, and thereafter, to the accrued interest payable to the Class A Certificates and Class M Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class A Certificates and Class M Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the related offered certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

          Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for the Certificates and distributed as described below under “—Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

          Principal Distributions. On each distribution date, the trustee will apply the Principal Distribution Amount such distribution date in the following manner and order of priority:

          (A)     For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

          1.          To the Class A Certificates, the related Principal Distribution Amount for such distribution date, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero:

2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class M-7 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class M-8 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10. To the Class M-9 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

          (B)     For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

          1.          To the Class A Certificates, the Class A Principal Distribution Amount for such distribution date, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero:

          2.          To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          3.          To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          4.          To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          5.          To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          6.          To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          7.          To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          8.          To the Class M-7 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          9.          To the Class M-8 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

          10.        To the Class M-9 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

          Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of related certificates (other than the Class R Certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Excess Spread and Overcollateralization Provisions

          Excess Spread will be required to be applied as Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Class A Certificates and Class M Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

          1.          To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this free writing prospectus, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

          2.          From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this free writing prospectus;

          3.          From any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount, if any, to the extent not covered by amounts paid pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this free writing prospectus;

          4.          From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such distribution date to the extent not covered by amounts paid pursuant to the Interest Rate Swap Agreement, the Yield Maintenance Agreement and the Derivative Administration Agreement as described in this free writing prospectus;

          5.          From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the amount of related shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

          6.          From any remaining Excess Cashflow, to the Derivative Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

7. From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8. From any remaining Excess Cashflow, to the Class R Certificates as described in the Pooling and Servicing Agreement.

          In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Offered Certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

Table of Fees and Expenses

          The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

          All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From

Servicing Fee(1)	0.500% per annum	Mortgage Loan Interest Collections
Trustee Fee(1)	0.0062%(2) per annum	Mortgage Loan Interest Collections

(1)	The servicing fee and trustee fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

(2)	Subject to a variance of plus or minus 0.0025%.

Allocation of Losses

          Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread as part of the payment of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and twelfth, to the Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

          Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the senior certificates from Remaining Excess Spread, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above.

          No reduction of the Certificate Principal Balance of any class of offered certificates will be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of related offered certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

          Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

          In the event that the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of related offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the related Interest Funds or related Principal Funds, as the case may be, for the related distribution date.

Reports to Certificateholders

          On each distribution date, the trustee will make available to each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.

the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.

the amount of such distribution to holders of the offered certificates (by class) allocable to interest and the portion thereof, if any, provided by the related Interest Rate Swap Agreement and the related Yield Maintenance Agreement and the amount of coverage remaining under either credit enhancement;

6.	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the related offered certificates (if any);

7.

the Certificate Principal Balance of the related offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;

10.

the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

11.

the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

12.	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.

with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

14.

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

15.	the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

16.	the cumulative Realized Losses through the end of the preceding month;

17.

the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans,

18.	material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.	material breaches of pool asset representation or warranties or transaction covenants;

20.	the amount of the Prepayment Charges remitted by the master servicer and the amount on deposit in the related reserve fund;

21.

the amount of any Net Swap Payment payable to the trust, any related Net Swap Payment payable to the related Swap Provider, any Swap Termination Payment payable to the trust and any related Swap Termination Payment payable to the related Swap Provider;

22.	information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable;

23.

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets; and

24.

the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

          The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the trustee’s customer service desk at (312) 992-1816. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

          The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

          In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

          The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

          In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee and with the consent of the holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b) cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

          (c)          reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

          The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Voting Rights

          As of any date of determination,

•	holders of the offered certificates will be allocated 92% of all voting rights, allocated among such offered certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class CE Certificates will be allocated 3% of all voting rights, and

•	holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

          Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

          The majority holder of the Class CE Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the Certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the Stated Principal Balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the related certificates, subject to the Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 5% of the Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the majority holder of the Class CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•	100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan,

•

any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Swap Termination Payment attributable payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

          Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

Transfer of Master Servicing

          The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

          As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter.

          In addition, EMC will, at its option, purchase any mortgage loan from the trust if the first due date for such mortgage loan is subsequent to the cut-off date and the initial scheduled payment is not made within thirty (30) days of such due date. Such purchase will be made at a price equal to the purchase price.

Events of Default

          Events of default under the Pooling and Servicing Agreement include:

•

any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•

any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•

insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

          So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee will act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

          No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

          LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since 1994, LaSalle has served as trustee on over 325 asset-backed security transactions involving assets similar to the mortgage loans. As of December 22, 2005, LaSalle’s portfolio of residential mortgage-backed security transactions for which it serves as trustee numbered 269 with an outstanding certificate balance of approximately $74.1 billion. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services Group- Bear Stearns Asset Backed Securities I LLC, Series 2006-EC1 or at such other address as the trustee may designate from time to time.

          In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on approximately 650 residential mortgage loan securitization transactions and currently maintains approximately 2.4 million custody files in its Elk Grove Village, Illinois and Irvine, California locations. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

          LaSalle and EMC are parties to certain custodial agreements whereby LaSalle, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it. Pursuant to these custodial agreements, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by EMC to the Depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

          Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the Due Period as described under “Distributions on the Certificates” and “Reports to Certificateholders”. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

          The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

          The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.

Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.

On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling Servicing Agreement.

3.

Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

          If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

          If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

          On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

          The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

          If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

          Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

          The trustee will transmit by mail to all certificateholders, the related Yield Maintenance Agreement Provider and the related Swap Provider, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders, the related Yield Maintenance Agreement Provider and the related Swap Provider notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

          The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle Bank National Association, as Trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

          In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE INTEREST RATE SWAP AGREEMENT

          LaSalle Bank National Association, as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Bear Stearns Financial Products Inc. (in that capacity, the “Swap Provider”). The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest

Trust”). The Supplemental Interest Trust Trustee will appoint the Derivative Administrator (defined below) pursuant to the Derivative Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each distribution date, LaSalle Bank National Association, as Derivative Administrator, pursuant to the Derivative Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the “Derivative Account”), certain amounts, if any, received from the Swap Provider. The Derivative Administrator will withdraw from the Derivative Account and distribute to holders of the Class A and Class M Certificates amounts in respect of any related Interest Carry Forward Amounts to the extent due to the interest portion of Realized Losses with respect to the related mortgage loans, certain related Interest Shortfalls, and any related Basis Risk Shortfall Carry Forward Amounts, and, to the extent not covered by Excess Spread, the amounts necessary to maintain or restore the Overcollateralization Target Amount as described under “The Derivative Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Derivative Administration Agreement and the Derivative Account will not be assets of any REMIC.

          Under the Interest Rate Swap Agreement and the Derivative Administration Agreement, on or before each distribution date, the Derivative Administrator will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.839% per annum (subject to a variance of plus or minus 0.50%), (y) the product of (i) the notional amount for that distribution date set forth in the table below and (ii) 100, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. On or before each distribution date, the Swap Provider will be obligated to pay to the Derivative Administrator in respect of the Interest Rate Swap Agreement a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, (y) the product of (i) the notional amount for that distribution date set forth in the table below, and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Derivative Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Derivative Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Derivative Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Derivative Administrator in the same amount.

          The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the related notional amount set forth below. Payments under the Interest Rate Swap Agreement will commence on the distribution date in September 2006 and will terminate immediately following the distribution date in January 2011, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

Month of Distribution Date	Interest Rate Swap Agreement Notional Amount ($) (the Notional Amount is subject to a variance of plus or minus 10%)

September 2006	4,067,189.35
October 2006	3,901,587.21
November 2006	3,725,075.07
December 2006	3,555,723.17
January 2007	3,394,166.05
February 2007	3,240,028.12
March 2007	3,092,966.08
April 2007	2,952,652.62
May 2007	2,818,775.63
June 2007	2,691,043.16
July 2007	2,569,168.17
August 2007	2,452,876.99
September 2007	2,341,911.70
October 2007	2,236,026.31
November 2007	2,134,978.05
December 2007	2,038,913.72
January 2008	1,947,233.34
February 2008	356,203.65
March 2008	343,500.69
April 2008	331,265.43
May 2008	319,480.00
June 2008	308,127.22
July 2008	297,190.62
August 2008	286,654.35
September 2008	276,503.22
October 2008	266,722.44
November 2008	257,298.16
December 2008	248,227.03
January 2009	239,485.33
February 2009	179,968.67
March 2009	174,257.59
April 2009	168,726.53
May 2009	163,369.84
June 2009	158,182.05
July 2009	153,157.87
August 2009	148,292.17
September 2009	143,579.96
October 2009	139,016.44
November 2009	134,596.94
December 2009	130,316.94
January 2010	126,172.06
February 2010	122,158.05
March 2010	118,270.81
April 2010	114,506.36
May 2010	110,860.84
June 2010	107,330.51
July 2010	103,911.76
August 2010	100,601.07
September 2010	97,395.06
October 2010	94,290.44
November 2010	91,284.00
December 2010	88,357.89
January 2011	85,524.72

          The respective obligations of the Swap Provider and the Derivative Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default will have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

          “Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver” (as defined in the Interest Rate Swap Agreement)

•	“Bankruptcy” (as defined in the Interest Rate Swap Agreement) and

•	“Merger without Assumption” (which generally relates to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

          A “Swap Provider Trigger Event” will mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

          Upon a Swap Early Termination, the Derivative Administrator, pursuant to the Derivative Administration Agreement, will use reasonable efforts to appoint a successor swap provider. To the extent that the Derivative Administrator receives a Swap Termination Payment from the Swap Provider, the Derivative Administrator will apply such Swap Termination Payment to appoint a successor swap provider. In the event that the Derivative Administrator receives a Swap Termination Payment from the Swap Provider and a replacement swap agreement or similar agreement cannot be obtained within 30 days after receipt by the Derivative Administrator of such Swap Termination Payment, then the Derivative Administrator will deposit such Swap Termination Payment into a separate, non-interest bearing account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Derivative Administrator by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Derivative Administration Agreement. To the extent that the Derivative Administrator is required to pay a Swap Termination Payment to the Swap Provider, any upfront payment received from the counterparty to a replacement swap agreement will be used to pay such Swap Termination Payment.

          If the Swap Provider’s credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each related offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement.

          “Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•

“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•

“Tax Event Upon Merger” (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

          Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

          Upon any Swap Early Termination in respect of the Interest Rate Swap Agreement, the Derivative Administrator or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed therein to and by the Swap Provider up to the end of the scheduled term of the Interest Rate Swap Agreement. In the event that the Derivative Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Derivative Administrator in the same amount (to the extent such amount has not been paid by the Derivative Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to related certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust’s obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the related offered certificates.

          The Swap Provider

          The Swap Provider is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the DPC Manager of Bear Stearns

Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Swap Provider is an affiliate of Bear, Stearns & Co. Inc., the sponsor, Master Funding LLC and the depositor.

          The Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding five paragraphs.

          The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Interest Rate Swap Agreement and the Yield Maintenance Agreement is less than 10%.

          Payments under the Interest Rate Swap Agreement

          Amounts payable by the trust to the Derivative Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Class A Certificates and Class M Certificates. On or before each distribution date, such amounts will be distributed by the trust to the Derivative Administrator, and paid by the Derivative Administrator to the Swap Provider pursuant to the Derivative Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Derivative Administrator). Payments by the trust to the Derivative Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates and will be paid by the trust to the Derivative Administrator as set forth in the Pooling and Servicing Agreement. Payments made under the Derivative Administration Agreement that are payable to the trust will be distributed to the related certificateholders as described under “The Derivative Administration Agreement” in this free writing prospectus.

YIELD MAINTENANCE AGREEMENT

          The Supplemental Interest Trust Trustee will enter into a yield maintenance agreement (the “Yield Maintenance Agreement”) with Bear Stearns Financial Products Inc. (in that capacity, the “Yield Maintenance Agreement Provider”) for the benefit of the holders of the Class A Certificates and the Class M Certificates. The Yield Maintenance Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the Derivative Administrator pursuant to the Derivative Administration Agreement to receive and distribute funds with regards to the Yield Maintenance Agreement on behalf of the Supplemental Interest Trust. On each distribution date, the Derivative Administrator pursuant to the Derivative Administration Agreement will deposit into the Derivative Account certain amounts, if any, received from the Yield Maintenance Agreement Provider, from which distributions to the trust in respect of Interest Carry Forward Amounts to the extent due to the interest portion of Realized Losses with respect to the mortgage loans, certain related interest shortfalls and any related Basis Risk Shortfall Carry Forward Amounts, and to the extent not covered by Excess Spread, the amounts necessary to maintain or restore the Overcollateralization Target Amount will be made as described in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Yield Maintenance Agreement the Derivative Administration Agreement and the Derivative Account will not be assets of any REMIC.

          Under the Yield Maintenance Agreement, on or before each distribution date, payments will be made by the Yield Maintenance Agreement Provider for the benefit of the holders of the Class A Certificates and Class M Certificates as described under “The Derivative Administration Agreement” in this free writing prospectus. The payment to be made by the Yield Maintenance Agreement Provider will be equal to the amount accrued during the related accrual period on the notional amount specified below, at a cap rate equal to the excess of (i) One-Month LIBOR (as determined under the Yield Maintenance Agreement) over (ii) for each distribution date, the related rate set forth below. The notional amount of the Yield Maintenance Agreement for each distribution date is equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates at the beginning of the related calculation period, and (ii) the notional amount set forth below:

Month of Distribution Date	Yield Maintenance Agreement Notional Amount ($) (the Notional Amount is subject to a variance of plus or minus 10%)	Yield Maintenance Agreement Cap Rate (%)

February 2006	485,000,000.00	4.50
March 2006	478,204,655.41	4.50
April 2006	469,898,239.70	4.50
May 2006	460,095,922.96	4.50
June 2006	448,826,561.12	4.50
July 2006	436,133,614.97	4.50
August 2006	422,073,845.66	4.50

          The Yield Maintenance Agreement Provider

          The Yield Maintenance Agreement Provider is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Yield Maintenance Agreement Provider maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. The Yield Maintenance Agreement Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Yield Maintenance Agreement Provider. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Yield Maintenance Agreement Provider is an affiliate of Bear, Stearns & Co. Inc., the sponsor, Master Funding LLC and the depositor.

          The Yield Maintenance Agreement Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding five paragraphs.

          The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Interest Rate Swap Agreement and the Yield Maintenance Agreement is less than 10%.

THE DERIVATIVE ADMINISTRATION AGREEMENT

          LaSalle Bank National Association will act as derivative administrator (in such capacity, the “Derivative Administrator”) under a derivative administration agreement (the “Derivative Administration Agreement”). The Derivative Administrator will only be obligated to make payments to holders of the

Class A Certificates and Class M Certificates to the extent that it receives the related funds from the Swap Provider and the Yield Maintenance Agreement Provider, as applicable. The Derivative Administrator will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement, to the extent that it receives the related funds from the trust. The Derivative Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Derivative Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Derivative Administrator.

          On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Derivative Administrator under the Interest Rate Swap Agreement and payments payable by the Yield Maintenance Agreement Provider to the Derivative Administrator under the Yield Maintenance Agreement will be deposited by the Derivative Administrator into the Derivative Account. On each distribution date, to the extent required, the Derivative Administrator will withdraw the following amounts from amounts on deposit in the Derivative Account in respect to the Interest Rate Service Agreement and Yield Maintenance Agreement and distribute such amounts to the Certificates in the following order of priority:

          first, to each class of Class A Certificates, on a pro rata basis, to pay accrued interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates —Interest Distributions” above;

          second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay accrued interest, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

          third, to pay, first to the Class A Certificates, on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such distribution date; and

          fourth, to pay as principal to the Class A Certificates and Class M Certificates Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

          Any amounts remaining in the Derivative Account after the distributions described in clauses first through fourth above will be distributed by the Derivative Administrator as set forth in the Derivative Administration Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

          The weighted average life of, and the yield to maturity on, each class of Offered Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 73.51% of the mortgage loans by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

          These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the other classes of Certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

          Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

          The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of Class A Certificates and Class M Certificates will be influenced by, among other factors,

•

the overcollateralization level of the assets at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the offered certificates;

•	the final Overcollateralization Target Amount, Stepdown Date and the final Trigger Event;

•	the delinquency and default experience of the mortgage loans; and

•

the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class CE Certificates and the Class R Certificiates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

          To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

          We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

          The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the related offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Prepayments and Yields of Offered Certificates

          The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the related Interest Rate Swap Agreement and related Yield Maintenance Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions”, “The Interest Rate Swap Agreement”, and “The Yield Maintenance Agreement”.

          To the extent that the Pass-Through Rate on the related offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The related Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the related Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the related Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. Additionally, the related Yield Maintenance Agreement will provide some protection against Basis Risk Shortfalls to the extent of payments made under the related Yield Maintenance Agreement on the applicable distribution date. However, payments under the related Yield Maintenance Agreement are based on the lesser of the actual Certificate Principal Balance of the related class of certificates and the principal amount of such certificates based on certain prepayment assumptions regarding the mortgage loans. If such mortgage loans do not prepay according to those assumptions, it may result in the related Yield Maintenance Agreement providing insufficient funds to cover such shortfalls. To the extent that net amounts payable under the Interest Rate Swap Agreement and Yield Maintenance Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

          In the case of the Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the related offered certificates will be reduced by any related Net Swap Payments and related Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) paid to the related Swap Provider as described in this free writing prospectus. In addition, the related Net Rate Cap and therefore the Pass-Through Rate on the related offered certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a related Swap Provider Trigger Event and to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the Swap Provider as described in this free writing prospectus.

          The “last scheduled distribution date” for each class of Offered Certificates (other than the Class A-1 Certificates and Class A-2 Certificates) is the distribution date in December 2035, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, and no Excess Spread on any distribution date, the last scheduled distribution date for the Class A-1 Certificates and Class A-2 Certificates is the distribution date in August 2029 and July 2035, respectively. The actual final distribution date with respect to each class of related offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described in this free writing prospectus, and

•

the majority holder of the Class CE Certificates may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the related mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer may purchase all the related mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the related mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

          The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11), in the case of the fixed rate mortgage loans, and an additional approximate 2.82% CPR (precisely 31%/11) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 35% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

          There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

          The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•

distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in February 2006, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•

scheduled payments are assumed to be received on the first day of each month commencing in February 2006, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in January 2006, and include 30 days interest thereon;

•	the level of Six-Month LIBOR and One-Month LIBOR remains constant at 4.72% and 4.50% per annum, respectively;

•

the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•

scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

•

scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is January 30, 2006;

•	the Overcollateralization Target Amount, the Stepdown Date and the Trigger Event are described herein (without variance);

•

except as indicated with respect to the weighted average lives, the majority holder of the Class CE Certificates or the master servicer, as applicable, does not exercise its right to purchase the assets of the trust fund on the optional termination date; and

•	the mortgage loans have the approximate characteristics described below:

Loan Number	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)

1	45,467,939.70	7.163	0.506	N/A	352	349	N/A	N/A
2	6,531,910.06	6.877	0.506	N/A	360	357	N/A	N/A
3	1,970,018.55	6.970	0.506	N/A	360	358	5.779	2.000
4	13,474,719.95	7.452	0.506	N/A	360	357	5.893	2.000
5	99,245,310.11	7.417	0.506	357	480	477	6.011	2.995
6	193,586,181.32	7.718	0.506	N/A	360	357	6.026	2.999
7	99,897,638.92	7.062	0.506	N/A	360	357	6.025	2.107
8	11,346,183.82	7.614	0.506	N/A	360	357	5.951	3.000
9	11,582,258.85	6.743	0.506	N/A	360	356	5.863	2.101
10	1,897,838.72	7.504	0.506	N/A	360	358	5.890	3.000

Loan Number	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)

1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	N/A	N/A	N/A	N/A	N/A	N/A	57
3	1.500	6.970	13.970	4	6	6 MONTH LIBOR	N/A
4	1.500	7.450	14.452	9	6	6 MONTH LIBOR	N/A
5	1.997	7.417	14.417	21	6	6 MONTH LIBOR	N/A
6	1.999	7.718	14.716	21	6	6 MONTH LIBOR	N/A
7	2.000	7.062	14.062	21	6	6 MONTH LIBOR	55
8	2.000	7.614	14.614	33	6	6 MONTH LIBOR	N/A
9	2.000	6.743	13.743	32	6	6 MONTH LIBOR	54
10	2.000	7.504	14.504	58	6	6 MONTH LIBOR	N/A

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-1 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	99	73	60	47	33	20	6	0
January 25, 2008	98	43	19	0	0	0	0	0
January 25, 2009	97	18	0	0	0	0	0	0
January 25, 2010	96	0	0	0	0	0	0	0
January 25, 2011	95	0	0	0	0	0	0	0
January 25, 2012	93	0	0	0	0	0	0	0
January 25, 2013	91	0	0	0	0	0	0	0
January 25, 2014	89	0	0	0	0	0	0	0
January 25, 2015	87	0	0	0	0	0	0	0
January 25, 2016	85	0	0	0	0	0	0	0
January 25, 2017	82	0	0	0	0	0	0	0
January 25, 2018	78	0	0	0	0	0	0	0
January 25, 2019	74	0	0	0	0	0	0	0
January 25, 2020	70	0	0	0	0	0	0	0
January 25, 2021	66	0	0	0	0	0	0	0
January 25, 2022	61	0	0	0	0	0	0	0
January 25, 2023	55	0	0	0	0	0	0	0
January 25, 2024	49	0	0	0	0	0	0	0
January 25, 2025	42	0	0	0	0	0	0	0
January 25, 2026	34	0	0	0	0	0	0	0
January 25, 2027	26	0	0	0	0	0	0	0
January 25, 2028	16	0	0	0	0	0	0	0
January 25, 2029	6	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	16.39	1.86	1.29	1.00	0.82	0.70	0.61	0.55
Weighted Average Life (in years)(1)(2)	16.39	1.86	1.29	1.00	0.82	0.70	0.61	0.55

(1)          The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)          To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-2 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	80
January 25, 2008	100	100	100	92	46	5	0	0
January 25, 2009	100	100	73	16	0	0	0	0
January 25, 2010	100	97	63	16	0	0	0	0
January 25, 2011	100	79	45	16	0	0	0	0
January 25, 2012	100	64	32	13	0	0	0	0
January 25, 2013	100	52	22	6	0	0	0	0
January 25, 2014	100	41	15	2	0	0	0	0
January 25, 2015	100	33	9	0	0	0	0	0
January 25, 2016	100	26	5	0	0	0	0	0
January 25, 2017	100	20	2	0	0	0	0	0
January 25, 2018	100	15	0	0	0	0	0	0
January 25, 2019	100	11	0	0	0	0	0	0
January 25, 2020	100	8	0	0	0	0	0	0
January 25, 2021	100	5	0	0	0	0	0	0
January 25, 2022	100	3	0	0	0	0	0	0
January 25, 2023	100	1	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	80	0	0	0	0	0	0	0
January 25, 2032	65	0	0	0	0	0	0	0
January 25, 2033	48	0	0	0	0	0	0	0
January 25, 2034	30	0	0	0	0	0	0	0
January 25, 2035	9	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.79	8.08	5.27	3.17	2.01	1.64	1.38	1.18
Weighted Average Life (in years)(1)(2)	26.73	7.74	5.03	2.99	2.01	1.64	1.38	1.18

*          Indicates a number that is greater than zero but less than 0.5%

(1)          The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)          To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-3 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	0	0
January 25, 2009	100	100	100	100	0	0	0	0
January 25, 2010	100	100	100	100	0	0	0	0
January 25, 2011	100	100	100	100	0	0	0	0
January 25, 2012	100	100	100	100	0	0	0	0
January 25, 2013	100	100	100	100	0	0	0	0
January 25, 2014	100	100	100	100	0	0	0	0
January 25, 2015	100	100	100	88	0	0	0	0
January 25, 2016	100	100	100	59	0	0	0	0
January 25, 2017	100	100	100	39	0	0	0	0
January 25, 2018	100	100	97	22	0	0	0	0
January 25, 2019	100	100	72	3	0	0	0	0
January 25, 2020	100	100	53	0	0	0	0	0
January 25, 2021	100	100	39	0	0	0	0	0
January 25, 2022	100	100	27	0	0	0	0	0
January 25, 2023	100	100	11	0	0	0	0	0
January 25, 2024	100	92	0	0	0	0	0	0
January 25, 2025	100	73	0	0	0	0	0	0
January 25, 2026	100	58	0	0	0	0	0	0
January 25, 2027	100	45	0	0	0	0	0	0
January 25, 2028	100	35	0	0	0	0	0	0
January 25, 2029	100	22	0	0	0	0	0	0
January 25, 2030	100	8	0	0	0	0	0	0
January 25, 2031	100	0	0	0	0	0	0	0
January 25, 2032	100	0	0	0	0	0	0	0
January 25, 2033	100	0	0	0	0	0	0	0
January 25, 2034	100	0	0	0	0	0	0	0
January 25, 2035	100	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.62	20.88	14.51	10.65	2.62	2.12	1.74	1.49
Weighted Average Life (in years)(1)(2)	28.74	12.15	7.99	5.82	2.62	2.12	1.74	1.49

(1)           The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)           To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-1 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	15	0
January 25, 2009	100	100	100	100	23	0	0	0
January 25, 2010	100	98	66	100	23	0	0	0
January 25, 2011	100	81	49	51	23	0	0	0
January 25, 2012	100	67	36	18	23	0	0	0
January 25, 2013	100	55	27	12	23	0	0	0
January 25, 2014	100	45	20	8	14	0	0	0
January 25, 2015	100	37	15	5	7	0	0	0
January 25, 2016	100	30	11	4	1	0	0	0
January 25, 2017	100	25	8	2	0	0	0	0
January 25, 2018	100	20	6	0	0	0	0	0
January 25, 2019	100	17	4	0	0	0	0	0
January 25, 2020	100	14	3	0	0	0	0	0
January 25, 2021	100	11	2	0	0	0	0	0
January 25, 2022	100	9	0	0	0	0	0	0
January 25, 2023	100	7	0	0	0	0	0	0
January 25, 2024	100	6	0	0	0	0	0	0
January 25, 2025	100	5	0	0	0	0	0	0
January 25, 2026	100	4	0	0	0	0	0	0
January 25, 2027	100	3	0	0	0	0	0	0
January 25, 2028	100	1	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.97	8.85	6.00	5.53	4.16	2.33	1.93	1.61
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.39	5.09	3.23	2.33	1.93	1.61

(1)           The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)           To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-2 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	0
January 25, 2009	100	100	100	100	100	0	0	0
January 25, 2010	100	98	66	66	100	0	0	0
January 25, 2011	100	81	49	28	76	0	0	0
January 25, 2012	100	67	36	18	32	0	0	0
January 25, 2013	100	55	27	12	6	0	0	0
January 25, 2014	100	45	20	8	3	0	0	0
January 25, 2015	100	37	15	5	0	0	0	0
January 25, 2016	100	30	11	4	0	0	0	0
January 25, 2017	100	25	8	*	0	0	0	0
January 25, 2018	100	20	6	0	0	0	0	0
January 25, 2019	100	17	4	0	0	0	0	0
January 25, 2020	100	14	3	0	0	0	0	0
January 25, 2021	100	11	0	0	0	0	0	0
January 25, 2022	100	9	0	0	0	0	0	0
January 25, 2023	100	7	0	0	0	0	0	0
January 25, 2024	100	6	0	0	0	0	0	0
January 25, 2025	100	5	0	0	0	0	0	0
January 25, 2026	100	4	0	0	0	0	0	0
January 25, 2027	100	2	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.97	8.83	5.94	4.97	5.73	2.71	2.22	1.85
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.36	4.55	4.49	2.71	2.22	1.85

* Indicates a number that is greater than zero but less than 0.5%

(1)         The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-3 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	57
January 25, 2009	100	100	100	100	100	42	0	0
January 25, 2010	100	98	66	42	100	42	0	0
January 25, 2011	100	81	49	28	15	42	0	0
January 25, 2012	100	67	36	18	9	42	0	0
January 25, 2013	100	55	27	12	5	22	0	0
January 25, 2014	100	45	20	8	0	1	0	0
January 25, 2015	100	37	15	5	0	0	0	0
January 25, 2016	100	30	11	3	0	0	0	0
January 25, 2017	100	25	8	0	0	0	0	0
January 25, 2018	100	20	6	0	0	0	0	0
January 25, 2019	100	17	4	0	0	0	0	0
January 25, 2020	100	14	1	0	0	0	0	0
January 25, 2021	100	11	0	0	0	0	0	0
January 25, 2022	100	9	0	0	0	0	0	0
January 25, 2023	100	7	0	0	0	0	0	0
January 25, 2024	100	6	0	0	0	0	0	0
January 25, 2025	100	5	0	0	0	0	0	0
January 25, 2026	100	3	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.97	8.80	5.91	4.79	4.74	4.73	2.46	2.03
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.35	4.38	4.41	3.22	2.46	2.03

(1)         The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-4 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	0	0
January 25, 2010	100	98	66	42	49	100	0	0
January 25, 2011	100	81	49	28	15	54	0	0
January 25, 2012	100	67	36	18	9	13	0	0
January 25, 2013	100	55	27	12	5	0	0	0
January 25, 2014	100	45	20	8	0	0	0	0
January 25, 2015	100	37	15	5	0	0	0	0
January 25, 2016	100	30	11	0	0	0	0	0
January 25, 2017	100	25	8	0	0	0	0	0
January 25, 2018	100	20	6	0	0	0	0	0
January 25, 2019	100	17	3	0	0	0	0	0
January 25, 2020	100	14	0	0	0	0	0	0
January 25, 2021	100	11	0	0	0	0	0	0
January 25, 2022	100	9	0	0	0	0	0	0
January 25, 2023	100	7	0	0	0	0	0	0
January 25, 2024	100	6	0	0	0	0	0	0
January 25, 2025	100	3	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.97	8.76	5.87	4.67	4.36	5.20	2.73	2.25
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.33	4.28	4.07	3.57	2.73	2.25

* Indicates a number that is greater than zero but less than 0.5%

(1)           The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-5 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	48	0
January 25, 2010	100	98	66	42	26	84	48	0
January 25, 2011	100	81	49	28	15	7	48	0
January 25, 2012	100	67	36	18	9	0	16	0
January 25, 2013	100	55	27	12	*	0	0	0
January 25, 2014	100	45	20	8	0	0	0	0
January 25, 2015	100	37	15	2	0	0	0	0
January 25, 2016	100	30	11	0	0	0	0	0
January 25, 2017	100	25	8	0	0	0	0	0
January 25, 2018	100	20	6	0	0	0	0	0
January 25, 2019	100	17	0	0	0	0	0	0
January 25, 2020	100	14	0	0	0	0	0	0
January 25, 2021	100	11	0	0	0	0	0	0
January 25, 2022	100	9	0	0	0	0	0	0
January 25, 2023	100	7	0	0	0	0	0	0
January 25, 2024	100	4	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.96	8.71	5.82	4.57	4.11	4.26	4.36	2.49
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.33	4.21	3.84	3.57	2.90	2.40

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2) To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-6 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	0
January 25, 2010	100	98	66	42	26	15	100	0
January 25, 2011	100	81	49	28	15	7	25	0
January 25, 2012	100	67	36	18	9	0	0	0
January 25, 2013	100	55	27	12	0	0	0	0
January 25, 2014	100	45	20	8	0	0	0	0
January 25, 2015	100	37	15	0	0	0	0	0
January 25, 2016	100	30	11	0	0	0	0	0
January 25, 2017	100	25	8	0	0	0	0	0
January 25, 2018	100	20	0	0	0	0	0	0
January 25, 2019	100	17	0	0	0	0	0	0
January 25, 2020	100	14	0	0	0	0	0	0
January 25, 2021	100	11	0	0	0	0	0	0
January 25, 2022	100	9	0	0	0	0	0	0
January 25, 2023	100	6	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.96	8.66	5.78	4.51	4.00	3.98	4.80	2.67
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.33	4.18	3.75	3.57	2.90	2.40

(1)          The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)          To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-7 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	0
January 25, 2010	100	98	66	42	26	15	69	0
January 25, 2011	100	81	49	28	15	0	0	0
January 25, 2012	100	67	36	18	6	0	0	0
January 25, 2013	100	55	27	12	0	0	0	0
January 25, 2014	100	45	20	3	0	0	0	0
January 25, 2015	100	37	15	0	0	0	0	0
January 25, 2016	100	30	11	0	0	0	0	0
January 25, 2017	100	25	3	0	0	0	0	0
January 25, 2018	100	20	0	0	0	0	0	0
January 25, 2019	100	17	0	0	0	0	0	0
January 25, 2020	100	14	0	0	0	0	0	0
January 25, 2021	100	11	0	0	0	0	0	0
January 25, 2022	100	6	0	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.95	8.58	5.71	4.45	3.89	3.76	4.12	2.89
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.32	4.16	3.68	3.56	2.90	2.40

(1)          The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)          To the first possible optional termination date.

Percent of the Initial Class Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-8 Certificates

Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2007	100	100	100	100	100	100	100	100
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	88
January 25, 2010	100	98	66	42	26	15	0	88
January 25, 2011	100	81	49	28	15	0	0	19
January 25, 2012	100	67	36	18	0	0	0	0
January 25, 2013	100	55	27	12	0	0	0	0
January 25, 2014	100	45	20	0	0	0	0	0
January 25, 2015	100	37	15	0	0	0	0	0
January 25, 2016	100	30	7	0	0	0	0	0
January 25, 2017	100	25	0	0	0	0	0	0
January 25, 2018	100	20	0	0	0	0	0	0
January 25, 2019	100	17	0	0	0	0	0	0
January 25, 2020	100	14	0	0	0	0	0	0
January 25, 2021	100	7	0	0	0	0	0	0
January 25, 2022	100	0	0	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	94	0	0	0	0	0	0	0
January 25, 2031	82	0	0	0	0	0	0	0
January 25, 2032	67	0	0	0	0	0	0	0
January 25, 2033	52	0	0	0	0	0	0	0
January 25, 2034	34	0	0	0	0	0	0	0
January 25, 2035	15	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.94	8.47	5.64	4.36	3.80	3.61	3.76	4.53
Weighted Average Life (in years)(1)(2)	26.86	8.03	5.32	4.13	3.62	3.47	2.90	2.40

(1)          The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)          To the first possible optional termination date.

USE OF PROCEEDS

          The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

          The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

          Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve fund, and, for the avoidance of doubt, the Derivative Account, the Supplement Interest Trust, the Derivative Administration Agreement, the Yield Maintenance Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

Characterization of the Offered Certificates

          For federal income tax purposes, a beneficial owner of an offered certificate or Class M-9 Certificates (collectively, the “Regular Certificates”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the related mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the notional amount set forth with respect to the Interest Rate Swap Agreement and such distribution date as described in this Free Writing Prospectus and assuming for this purpose that the fixed rate used to calculate the related Fixed Swap Payment as described does not exceed the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), and (ii) any related Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an offered certificate may differ from the actual amount of distributions on such certificate.

          Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations— Taxation of Debt Securities” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, subject to the discussion under “—The Notional Principal Contract Component” below.

          It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the offered certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each offered certificate.

Allocation

          A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related Notional Principal Contract Component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

Original Issue Discount

          The REMIC regular interest components of the Regular Certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of a Regular Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The Notional Principal Contract Component

          The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

          The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

          Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

          A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

          Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on such Certificate in any period and over the term of the certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Sale or Exchange of the Regular Certificates

          Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that the Regular Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Status of the Offered Certificates

          The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each offered certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

          For further information regarding the federal income tax consequences of investing in the Offered Certificates, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

PENALTY AVOIDANCE

          The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

STATE AND OTHER TAXES

          None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the Offered Certificates are encouraged to consult their own tax advisors regarding such tax consequences.

          All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements

(including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

          The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the prospectus.

          The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

•

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

          For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust , the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust . In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

          Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Underwriters’ Exemption and the enumerated class exemptions.

          Each beneficial owner of a subordinate certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, S&P or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the senior certificates. Moreover, each Plan fiduciary is encouraged determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL MATTERS

          The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the master servicer and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

          There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans — The Master Servicer” for a description of the legal proceedings against the sponsor and the master servicer.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

          The sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC, the depositor, the Yield Maintenance Agreement Provider and the Swap Provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the the trustee, any 10% concentration originator or the custodian. There are no affiliations among the master servicer, the trustee, any 10% concentration originator or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

          It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings

Class	Standard & Poor’s	Moody’s

A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A	A2
M-5	A-	A3
M-6	BBB+	Baa1
M-7	BBB	Baa2
M-8	BBB-	Baa3

          The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

          In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

          The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

          The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

          The Class A, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

          Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

          For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

          The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

          TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.”

With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

          TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

          There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

          The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

          The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

REPORTS TO CERTIFICATEHOLDERS

          1.          So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

          2.          If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

          There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus and the related free writing prospectus.

          The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

INDEX OF DEFINED TERMS

Page

1998 Policy Statement	119
AB Servicing Criteria	48
Acoustic	34
Additional Termination Events	86
Applied Realized Loss Amount	54
Basis Risk Shortfall	55
Basis Risk Shortfall Carry Forward Amount	55
Certificate Principal Balance	55
Class A Certificates	55
Class A Principal Distribution Amount	55
Class M Certificates	56
Class M-1 Principal Distribution Amount	56
Class M-2 Principal Distribution Amount	56
Class M-3 Principal Distribution Amount	57
Class M-4 Principal Distribution Amount	58
Class M-5 Principal Distribution Amount	58
Class M-6 Principal Distribution Amount	59
Class M-7 Principal Distribution Amount	60
Class M-8 Principal Distribution Amount	61
Clearstream	50
CNCEP	88, 90
Code	111
Compensating Interest	47
CPR	96
CSSF	52
Current Interest	62
Derivative Administration Agreement	91
Derivative Administrator	91
DTC	50
Due Period	62
Early Termination Date	86
ERISA	115
Euroclear	50
Excess Cashflow	62
Excess Spread	62
Exemption	115
Financial Intermediary	51
Fiscal Quarter	62
Global Securities	1
Current Specified Enhancement Percentage	62
Derivative Account	84
Extra Principal Distribution Amount	63
Interest Rate Swap Agreement	84
Overcollateralization Amount	63
Overcollateralization Release Amount	63
Overcollateralization Target Amount	63
Stepdown Date	63
Supplemental Interest Trust	84
Swap Termination Payment	87
Trigger Event	64
Yield Maintenance Agreement	89
Illegality	86
Insurance Proceeds	64
Interest Carry Forward Amount	64
Interest Funds	64
IRS	112
IXIS CIB	88, 90
LIBOR Business Day	68
Liquidation Proceeds	65
Margin	65
MERS	32
MERS® System	32
Moody’s	12
NCUA	119
Net Rate Cap	65
Notional Principal Contract Component	111
Notional Principal Contract Regulations	113
OTS	119
Parity Act	31
Pass-Through Rate	66
Plans	115
Prepayment Interest Shortfall	46
Prepayment Period	66
Principal Distribution Amount	66
Principal Funds	66
PTE	115
Realized Loss	67
Relief Act	67
Remaining Excess Spread	67
REMIC Regular Interest Component	111
Restricted Group	116
Rules	51
Special Servicer Trigger	49
Standard & Poor’s	12
Stated Principal Balance	67
Subsequent Recoveries	67
Supplemental Interest Trust Trustee	84
Swap Default	86
Swap Provider	84
Swap Provider Trigger Event	87
Tax Counsel	111
Tax Event	86
Tax Event Upon Merger	86
Termination Event	86
Unpaid Realized Loss Amount	67
Yield Maintenance Agreement Provider	89

SCHEDULE A

Mortgage Loan Statistical Data

          The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the Total Pool. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans in the Total Pool. The sum of the respective columns may not equal the total indicated due to rounding. All percentages with respect to the characteristics of the mortgage loans shown in this schedule A are subject to a variance of plus or minus 10%.

Mortgage Interest Rates of the Mortgage Loans in the Total Pool

Mortgage Interest Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

0.001% - 5.500%	14	$5,089,024	1.02	671	73.46%
5.501% - 6.000%	72	23,220,667	4.65	679	76.81
6.001% - 6.500%	118	32,936,505	6.59	644	76.84
6.501% - 7.000%	471	125,895,542	25.20	620	79.35
7.001% - 7.500%	421	106,926,554	21.40	605	80.44
7.501% - 8.000%	436	102,879,331	20.59	595	81.87
8.001% - 8.500%	207	43,116,963	8.63	589	82.42
8.501% - 9.000%	198	39,067,277	7.82	573	82.10
9.001% - 9.500%	69	12,178,369	2.44	554	80.03
9.501% - 10.000%	40	6,678,833	1.34	539	73.01
10.001% - 10.500%	12	1,207,549	0.24	531	75.55
10.501% - 11.000%	5	477,426	0.10	544	71.58

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in the Total Pool was approximately 7.421%.

*Original Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Loan-to- Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

10.01% - 20.00%	2	$169,491	0.03	578	15.50%
20.01% - 30.00%	2	244,358	0.05	629	25.60
30.01% - 40.00%	22	3,901,221	0.78	600	36.10
40.01% - 50.00%	34	6,476,121	1.30	591	46.73
50.01% - 60.00%	105	21,655,785	4.33	592	56.34
60.01% - 70.00%	229	48,641,370	9.73	583	66.52
70.01% - 80.00%	701	172,432,610	34.51	604	78.07
80.01% - 90.00%	815	206,962,142	41.42	609	86.68
90.01% - 100.00%	153	39,190,943	7.84	649	95.44

Total	2,063	$499,674,042	100.00	607	80.15%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.

          As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the Total Pool was approximately 80.15%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

10.01% - 20.00%	2	$169,491	0.03	578	15.50%
20.01% - 30.00%	2	244,358	0.05	629	25.60
30.01% - 40.00%	22	3,901,221	0.78	600	36.10
40.01% - 50.00%	34	6,476,121	1.30	591	46.73
50.01% - 60.00%	105	21,655,785	4.33	592	56.34
60.01% - 70.00%	226	48,317,896	9.67	583	66.50
70.01% - 80.00%	557	137,751,232	27.57	587	77.61
80.01% - 90.00%	784	200,867,634	40.20	609	86.63
90.01% - 100.00%	331	80,290,304	16.07	658	88.09

Total	2,063	$499,674,042	100.00	607	80.15%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.

          As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in the Total Pool was approximately 81.67%.

Original Principal Balances of the Mortgage Loans as of the
statistical calculation date in the Total Pool

Original Principal Balance	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

$0 - $50,000	14	$684,505	0.14	590	77.00%
$50,001 - $100,000	269	20,520,462	4.11	592	78.91
$100,001 - $150,000	313	39,575,275	7.92	595	76.34
$150,001 - $200,000	355	63,027,353	12.61	602	77.18
$200,001 - $250,000	297	66,439,351	13.30	603	80.20
$250,001 - $300,000	231	63,358,969	12.68	604	79.38
$300,001 - $350,000	181	58,761,971	11.76	609	80.32
$350,001 - $400,000	134	50,522,152	10.11	602	79.55
$400,001 - $450,000	87	36,733,538	7.35	613	82.25
$450,001 - $500,000	56	26,559,015	5.32	614	83.72
$500,001 - $550,000	52	27,346,015	5.47	617	82.92
$550,001 - $600,000	29	16,684,138	3.34	615	84.34
$600,001 - $650,000	30	18,758,183	3.75	639	84.82
$650,001 - $700,000	7	4,762,064	0.95	630	80.85
$700,001 - $750,000	7	5,063,053	1.01	652	84.91
$750,001 and greater	1	878,000	0.18	640	79.96

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the average original principal balance of the mortgage loans in the Total Pool was approximately $247,207.

Credit Score for the Mortgage Loans in the Total Pool

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

500 - 519	99	$20,703,244	4.14	509	71.30%
520 - 539	176	39,424,408	7.89	530	74.91
540 - 559	224	48,721,956	9.75	551	78.31
560 - 579	271	63,262,836	12.66	571	79.68
580 - 599	299	69,335,644	13.88	589	80.74
600 - 619	290	72,594,031	14.53	609	81.24
620 - 639	233	58,042,202	11.62	630	81.85
640 - 659	167	42,175,738	8.44	649	81.25
660 - 679	97	26,650,383	5.33	668	82.94
680 - 699	74	21,313,275	4.27	690	81.78
700 - 719	54	15,386,491	3.08	709	84.22
720 - 739	33	10,625,017	2.13	729	84.30
740 - 759	18	4,771,726	0.96	749	82.49
760 - 779	15	3,810,427	0.76	768	83.81
780 - 799	9	2,066,921	0.41	789	84.16
800 - 819	4	789,742	0.16	805	74.69

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average credit score of the mortgage loans in the Total Pool was approximately 607.

Geographic Distribution of the Mortgaged Properties in the Total Pool*

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

Alaska	7	$695,730	0.14	576	88.22%
Arkansas	4	400,048	0.08	556	82.81
Arizona	56	12,634,051	2.53	611	80.79
California	683	228,370,323	45.70	610	79.02
Colorado	17	3,169,750	0.63	624	85.29
Connecticut	47	9,020,246	1.81	580	80.21
District of Columbia	5	1,559,407	0.31	606	72.37
Delaware	5	537,668	0.11	591	79.98
Florida	229	43,746,933	8.76	595	79.53
Georgia	35	4,594,711	0.92	604	84.12
Hawaii	9	3,089,864	0.62	631	85.87
Iowa	3	520,748	0.10	640	84.60
Idaho	2	454,076	0.09	548	71.29
Illinois	220	45,618,658	9.13	617	82.63
Indiana	25	2,553,115	0.51	607	89.65
Kansas	1	49,260	0.01	546	85.00
Kentucky	5	675,336	0.14	542	82.81
Louisiana	3	620,750	0.12	650	93.20
Massachusetts	3	957,069	0.19	650	82.51
Maryland	89	22,328,959	4.47	600	81.13
Maine	1	56,852	0.01	599	85.00
Michigan	62	8,529,811	1.71	592	85.24
Minnesota	22	4,892,699	0.98	612	82.94
Missouri	17	2,199,070	0.44	611	82.01
Mississippi	3	217,687	0.04	581	81.15
Montana	1	147,852	0.03	616	90.00
North Carolina	11	1,211,828	0.24	590	88.20
New Hampshire	2	292,000	0.06	548	73.54
New Jersey	59	16,102,767	3.22	623	80.79
New Mexico	13	1,746,572	0.35	593	77.97
Nevada	44	9,389,948	1.88	602	77.21
New York	93	26,806,223	5.36	614	80.86
Ohio	44	4,040,824	0.81	597	84.69
Oklahoma	5	463,987	0.09	675	85.04
Oregon	8	1,421,306	0.28	579	79.43
Pennsylvania	31	5,768,282	1.15	592	83.25
Rhode Island	8	1,731,166	0.35	596	79.52
South Carolina	9	1,774,879	0.36	587	86.92
Tennessee	11	1,035,072	0.21	617	85.82
Texas	17	2,000,292	0.40	617	83.83
Utah	6	1,402,219	0.28	588	81.09
Virginia	113	21,400,980	4.28	590	76.02
Washington	20	3,590,745	0.72	600	83.78
Wisconsin	15	1,854,278	0.37	598	82.83

Total	2,063	$499,674,042	100.00	607	80.15%

*No more than approximately 0.56% of the the Total Pool by principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in the Total Pool

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

2-4 Family	151	$42,128,907	8.43	626	78.63%
Condominium	141	32,524,062	6.51	623	81.65
PUD	223	57,638,817	11.54	606	80.57
Single Family	1,548	367,382,255	73.52	603	80.13

Total	2,063	$499,674,042	100.00	607	80.15%

Occupancy Status of Mortgaged Properties in the Total Pool*

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

Investor	169	$30,480,076	6.10	647	81.27%
Owner Occupied	1,879	466,204,729	93.30	604	80.09
Second Home	15	2,989,237	0.60	646	77.72

Total	2,063	$499,674,042	100.00	607	80.15%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in the Total Pool

Original Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

120 - 179 months	2	$196,040	0.04	644	40.87%
180 - 239 months	9	1,057,114	0.21	607	71.38
240 - 359 months	9	1,635,490	0.33	607	69.94
360 months	2,043	496,785,399	99.42	607	80.22

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the Total Pool was approximately 359 months.

Remaining Term to Stated Maturity for the Mortgage Loans in the Total Pool

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

61 - 120 months	2	$196,040	0.04	644	40.87%
121 - 180 months	9	1,057,114	0.21	607	71.38
181 - 240 months	7	1,014,660	0.20	612	69.17
241 - 300 months	2	620,830	0.12	599	71.19
301 - 360 months	2,043	496,785,399	99.42	607	80.22

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the Total Pool was approximately 356 months.

Loan Purpose for the Mortgage Loans in the Total Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

Cash-Out Refinance	1,552	$383,273,283	76.70	600	79.13%
Purchase	292	68,289,128	13.67	647	84.27
Rate/Term Refinance	219	48,111,631	9.63	603	82.46

Total	2,063	$499,674,042	100.00	607	80.15%

Documentation Type of the Mortgage Loans in the Total Pool

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

Full/Alternative	1,163	$252,705,450	50.57	603	80.34%
Lite	2	617,991	0.12	538	77.27
Stated Income	898	246,350,601	49.30	611	79.97

Total	2,063	$499,674,042	100.00	607	80.15%

Product Type of the Mortgage Loans in the Total Pool

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

FIXED	240	$46,843,607	9.37	634	75.19%
FIXED IO	22	6,729,538	1.35	647	75.64
6 MONTH LIBOR	5	2,029,623	0.41	608	82.00
LIBOR 1/6 ARM	54	13,882,408	2.78	592	82.23
LIBOR 2/6 ARM	971	199,443,278	39.91	590	80.28
LIBOR 2/6 ARM (10YR STEP AMORT)	329	102,248,052	20.46	590	80.32
LIBOR 2/6 ARM IO	331	102,920,118	20.60	635	81.87
LIBOR 3/6 ARM	59	11,689,471	2.34	625	81.05
LIBOR 3/6 ARM IO	44	11,932,689	2.39	650	79.98
LIBOR 5/6 ARM	8	1,955,259	0.39	641	80.91

Total	2,063	$499,674,042	100.00	607	80.15%

Rate Adjustment Frequency of the Mortgage Loans in the Total Pool

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

6 months	1,801	$446,100,897	89.28	604	80.74%
Fixed	262	53,573,145	10.72	636	75.25

Total	2,063	$499,674,042	100.00	607	80.15%

Months to Next Rate Adjustment of the Mortgage Loans in the Total Pool

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

0 - 5	5	$2,029,623	0.41	608	82.00%
6 - 11	54	13,882,408	2.78	592	82.23
18 - 23	1,631	404,611,447	80.98	602	80.70
30 - 35	103	23,622,160	4.73	637	80.51
54 - 59	8	1,955,259	0.39	641	80.91
Fixed	262	53,573,145	10.72	636	75.25

Total	2,063	$499,674,042	100.00	607	80.15%

          The weighted average next rate adjustment for the adjustable rate mortgage loans is 22 months in the Total Pool. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in the Total Pool

Maximum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

12.000% - 12.249%	2	$1,117,062	0.22	710	80.58
12.250% - 12.499%	10	3,239,962	0.65	658	71.37
12.500% - 12.749%	12	4,055,652	0.81	688	79.97
12.750% - 12.999%	46	14,314,784	2.86	668	75.59
13.000% - 13.249%	39	10,957,259	2.19	646	76.92
13.250% - 13.499%	51	14,296,948	2.86	638	78.35
13.500% - 13.749%	95	26,397,145	5.28	635	78.88
13.750% - 13.999%	292	78,599,676	15.73	610	80.41
14.000% - 14.249%	156	41,386,785	8.28	606	81.63
14.250% - 14.499%	201	52,053,565	10.42	605	80.50
14.500% - 14.749%	207	50,401,240	10.09	596	81.77
14.750% - 14.999%	208	51,163,613	10.24	587	82.27
15.000% - 15.249%	87	20,414,420	4.09	601	84.05
15.250% - 15.499%	90	19,969,990	4.00	582	82.12
15.500% - 15.749%	85	16,602,783	3.32	579	83.54
15.750% - 15.999%	96	20,232,874	4.05	566	81.31
16.000% - 16.249%	40	9,132,359	1.83	551	80.98
16.250% - 16.499%	26	3,339,956	0.67	558	81.84
16.500% - 16.749%	25	3,962,961	0.79	541	74.55
16.750% - 16.999%	18	2,899,036	0.58	536	74.04
17.000% - 17.249%	5	660,472	0.13	527	69.78
17.250% - 17.499%	4	368,998	0.07	524	83.43
17.500% - 17.749%	3	183,233	0.04	527	68.99
17.750% - 17.999%	2	205,160	0.04	558	88.09
18.000% - 18.249%	1	144,966	0.03	530	50.88
Fixed	262	53,573,145	10.72	636	75.25

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the Total Pool was approximately 14.456%.

Minimum Mortgage Rates of the Mortgage Loans in the Total Pool

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

5.000% - 5.249%	2	$1,117,062	0.22	710	80.58%
5.250% - 5.499%	10	3,239,962	0.65	658	71.37
5.500% - 5.749%	12	4,055,652	0.81	688	79.97
5.750% - 5.999%	46	14,314,784	2.86	668	75.59
6.000% - 6.249%	39	10,957,259	2.19	646	76.92
6.250% - 6.499%	51	14,296,948	2.86	638	78.35
6.500% - 6.749%	95	26,397,145	5.28	635	78.88
6.750% - 6.999%	291	78,319,676	15.67	610	80.41
7.000% - 7.249%	156	41,426,385	8.29	607	81.57
7.250% - 7.499%	200	51,892,367	10.39	605	80.48
7.500% - 7.749%	207	50,401,240	10.09	596	81.77
7.750% - 7.999%	208	51,163,613	10.24	587	82.27
8.000% - 8.249%	88	20,654,820	4.13	601	84.12
8.250% - 8.499%	91	20,131,188	4.03	582	82.14
8.500% - 8.749%	85	16,602,783	3.32	579	83.54
8.750% - 8.999%	96	20,232,874	4.05	566	81.31
9.000% - 9.249%	40	9,132,359	1.83	551	80.98
9.250% - 9.499%	26	3,339,956	0.67	558	81.84
9.500% - 9.749%	25	3,962,961	0.79	541	74.55
9.750% - 9.999%	18	2,899,036	0.58	536	74.04
10.000% - 10.249%	5	660,472	0.13	527	69.78
10.250% - 10.499%	4	368,998	0.07	524	83.43
10.500% - 10.749%	3	183,233	0.04	527	68.99
10.750% - 10.999%	2	205,160	0.04	558	88.09
11.000% - 11.249%	1	144,966	0.03	530	50.88
Fixed	262	53,573,145	10.72	636	75.25

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the Total Pool was approximately 7.457%.

Periodic Rate Cap of the Mortgage Loans in the Total Pool

Periodic Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

1.000%	1	$240,400	0.05	578	90.00%
1.500%	60	16,432,836	3.29	592	81.97
2.000%	1,740	429,427,661	85.94	604	80.69
Fixed	262	53,573,145	10.72	636	75.25

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in the Total Pool was approximately 1.981%.

Initial Rate Cap of the Mortgage Loans in the Total Pool

Initial Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

2.000% - 2.249%	398	$119,217,599	23.86	631	81.70%
3.000% - 3.249%	1,403	326,883,299	65.42	594	80.39
Fixed	262	53,573,145	10.72	636	75.25

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in the Total Pool was approximately 2.733%.

Gross Margin of the Mortgage Loans in the Total Pool

Gross Margin	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

3.500% - 3.749%	2	$446,227	0.09	605	79.22%
3.750% - 3.999%	30	6,162,641	1.23	600	83.41
4.000% - 4.249%	9	1,598,316	0.32	635	87.22
4.250% - 4.499%	36	7,408,268	1.48	627	83.75
4.500% - 4.749%	1	279,689	0.06	532	84.85
4.750% - 4.999%	1	259,774	0.05	603	67.53
5.250% - 5.499%	6	2,219,588	0.44	624	81.40
5.500% - 5.749%	63	12,552,976	2.51	609	81.96
5.750% - 5.999%	1,431	361,201,192	72.29	607	80.65
6.250% - 6.499%	5	1,039,271	0.21	668	100.00
6.750% - 6.999%	212	51,981,175	10.40	576	79.63
7.000% - 7.249%	1	240,400	0.05	578	90.00
7.250% - 7.499%	2	413,520	0.08	642	88.44
7.500% - 7.749%	1	158,645	0.03	564	77.56
7.750% - 7.999%	1	139,214	0.03	639	90.00
Fixed	262	53,573,145	10.72	636	75.25

Total	2,063	$499,674,042	100.00	607	80.15%

          As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the Total Pool was approximately 6.010%.

Originator of the Mortgage Loans in the Total Pool

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to- Value Ratio

ENCORE	2,063	$499,674,042	100.00	607	80.15%

Total	2,063	$499,674,042	100.00	607	80.15%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

          Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2006-EC1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

          Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

          Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

          Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

          As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

          (a)          borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

          (b)          borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

          (c)          staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

          Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

          Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

          Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

          Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

          U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

          U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

          As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

Mortgage-Backed/Asset-Backed Securities (Issuable in Series)

Bear Stearns Asset Backed Securities I LLC

Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

•             Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

•             Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•             A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

•             No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

Consider carefully the risk factors beginning on page 4 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•	mortgage loans secured by senior or junior liens on one- to four-family residential properties;
•	closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;
•

home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

•	installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;
•	mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and
•	private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

June 24, 2005

Important Notice About Information in This Prospectus

and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

•	the principal amount, interest rate and authorized denominations of each class of securities;
•

information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

•

information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

•	the terms of any credit enhancement with respect to particular classes of the securities;
•	information concerning other trust fund assets, including any reserve fund;
•	the final scheduled distribution date for each class of securities;
•	the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;
•	information about any REMIC tax elections for some or all of the trust fund assets; and
•	particulars of the plan of distribution for the securities.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” in this prospectus.

Risk Factors

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;

• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

•      in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located;
• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•      prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•      require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by financial instruments may be insufficient to protect against particular risks

As described under “Credit Enhancement—Financial Instruments” in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Securities

General

Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance (PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

•	all payments with respect to the primary assets for that series (see, “—The Primary Assets and Their Valuation” below), together with reinvestment income thereon;
•

amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

•	amounts available pursuant to any other credit enhancement for the series.

If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See “The Trust Funds—Collection and Distribution Accounts” in this prospectus.

The Primary Assets and Their Valuation

The primary assets of each trust fund may include one or more pools of the following:

•	Residential Loans,
•	Home Equity Loans,
•	Home Improvement Contracts,
•	Manufactured Housing Contracts,

•	Agency Securities, and
•	Private Label Securities.

When we use the term “loans” in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the “mortgaged properties.”

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Exchangeable Securities

Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an “ES Class”). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being “related” to one another, and related classes of exchangeable securities will be referred to as “combinations.” The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under “ERISA Considerations” and “Legal Matters” apply to exchangeable securities as well as securities.

Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

•

The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

•

The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

•

Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-1	$20,000,000	10%	ES-2	$40,000,000	5%
ES-P*	$20,000,000	0%

______________

*	Class ES-P is a principal only class and will receive no interest.

The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-3	$9,333,330	LIBOR+ 0.75%	ES-5	$11,333,330	7%
ES-4*	$2,000,000	36.16666 – (LIBOR X 4.666667)

In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-5	$20,000,000	10%	ES-P*	$20,000,000
			EX-X**	20,000,000 (notional)***	10%

______________

*	Class ES-P is a principal only class and will receive no interest.
**	Class ES-X is an interest only class and will receive no principal.
***	Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-6	$20,000,000	7.00%	ES-X* ES-7 ES-8 ES-9 ES-10 ES-11 ES-12 ES-13 ES-14 ES-P**	$20,000,000 20,000,000 20,000,000 20,000,000 20,000,000 19,310,344 18,666,666 18,064,516 17,500,000 20,000,000	7.00% 6.00 6.25 6.50 6.75 7.25 7.50 7.75 8.00 0.00

______________

*	Class ES-X is an interest only class and will receive no principal.
**	Class ES-P is a principal only class and will receive no interest.

The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

At any given time, a number of factors will limit a securityholder’s ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee’s approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder’s notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See “—Weighted Average Lives of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

•	the primary assets of the trust fund;
•

amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

•	any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

•	REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and
•	the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

•	to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,
•	to issue the related securities,
•	to make payments and distributions on the securities, and
•	to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be either “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

•	Interest may be payable at
	•	a fixed rate,
•	a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,
•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,
•	a rate that otherwise varies from time to time, or
•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,
•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or
•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may
	•	be fixed for the life of the loan,
	•	increase over a specified period of time or
	•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

When we use the term “mortgaged property” in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term “properties” in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in this prospectus.

Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

•

A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

•	A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.
•	A borrower may fail to make the required periodic payment.
•	Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

•

a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.

The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;
•

the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

•	the range and average principal balance of the loans;
•	the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;
•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;
•	the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;
•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;
•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;
•	the geographic distribution of any mortgaged properties securing the loans;
•

for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans;
•	the delinquency status and year of origination of the loans;
•	whether the loans are closed-end loans and/or revolving credit line loans; and

•	in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

Private Label Securities

General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

•	pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or
•	collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

The Private Label Securities will previously have been

•	offered and distributed to the public pursuant to an effective registration statement, or
•

purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

The issuer of Private Label Securities will be

•	a financial institution or other entity engaged generally in the business of lending,
•	a public agency or instrumentality of a state, local or federal government, or
•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

•	the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

•	the maximum original term to stated maturity of the Private Label Securities,
•	the weighted average term to stated maturity of the Private Label Securities,
•	the pass-through or certificate rate or range of rates of the Private Label Securities,
•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,
•	certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;
•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and
•	the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

•	the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),
•	the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,
•	the servicing fee or range of servicing fees with respect to the underlying loans,
•	the minimum and maximum stated maturities of the underlying loans at origination,
•	the lien priority of the underlying loans, and
•	the delinquency status and year of origination of the underlying loans.

The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act

of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306 (g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

•	fixed-rate level installment conventional mortgage loans,
•	fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,
•	adjustable rate conventional mortgage loans, or
•	adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

•	the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,
•	all amounts received with respect to the primary assets of the related trust fund, and

•	unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See “Material Federal Income Tax Considerations—Taxation of the REMIC” and “ERISA Considerations” in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

•	the sum of
• the amount of interest accrued on the securities of the series, and

•	if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

•	the amount of interest available from the primary assets in the trust fund.

Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Credit Enhancement

If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the trust fund assets;
•	paying administrative expenses; or
•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

•	the cost of repair or replacement of the property, and
•

upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Material Legal Aspects of the Loans” in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

•	the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or
•	the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

•

to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments if any index rises above or falls below specified levels; or
•	to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

Servicing of Loans

General

Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

•	waive any assumption fee, late payment charge, or other charge in connection with a loan, and
•	to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

•

an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

•

an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

•	all payments in respect of principal, including prepayments, on the primary assets;
•

all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

•

all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

•	all Insurance Proceeds;
•	all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;
•	all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and
•	all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•

to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer’s right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties (“Insurance Proceeds”)) that represent late recoveries of scheduled payments with respect to which the Advance was made;

•

to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

•

to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

•

in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;
•

to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•

to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

•	to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties typically will contain a “coinsurance” clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of

•	the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and
•	such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

•	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and
•	the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

•	the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and
•	its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable “due-on-sale” clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer’s expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer’s expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under “The Agreements—Events of Default; Rights upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in this prospectus.

Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

•	services similar loans in the ordinary course of its business;
•	is reasonably satisfactory to the trustee;
•	has a net worth of not less than the amount specified in the prospectus supplement;
•

would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

•

executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts.”

Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

•	the original principal amount,
•	its unpaid principal balance as of the cut-off date,
•	the current interest rate,
•	the current scheduled payment of principal and interest,
•	the maturity date, if any, of the related note, and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See “The Trust Funds—Private Label Securities” in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

•	the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

•

immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

•	there has been no other sale of the Agency or Private Label Securities, and
•	there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

•	the lesser of
• the principal balance of the primary asset, and
• the trust fund’s federal income tax basis in the primary asset;

plus

•	accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund’s federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

•

it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

•	it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,
•	it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,
•	it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and
•	if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See “Risk Factors—Only the assets of the related trust fund are available to pay your certificates” in this prospectus.

No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

•	the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;
•	the amount of interest distributed to holders of the related securities and the current interest on the securities;
•

the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

•

the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

•	the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;
•	the amount of any delinquencies with respect to payments on the related primary assets;
•	the book value of any REO property acquired by the related trust fund; and
•	other information specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

•	the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and
•	the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See “Servicing of Loans—Evidence as to Compliance” in this prospectus.

If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, “events of default under the pooling and servicing agreement for each series of certificates include:

•

any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

•

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

Indenture. Unless otherwise specified in the related prospectus supplement, “events of default” under the indenture for each series of notes include:

•	a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;
•

failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and
•	any other event of default specified with respect to notes of that series.

If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

•	the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or
•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or
•

the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

•	if the trustee ceases to be eligible to continue as such under the related agreement, or
•	if the trustee becomes insolvent, or
•	the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

•	to cure any ambiguity,
•	to correct any defective provisions or to correct or supplement any provision in the agreement,
•	to add to the duties of the depositor, the applicable trustee or the servicer,
•	to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,
•

to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

•	to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

•	reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or
•

reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered “Holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See “Description of the Securities—Optional Redemption, Purchase or Termination” in this prospectus.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as “mortgage loans.” The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of “owner or operator” for a secured creditor who, without “participating in the management” of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender “participates in the management” of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh’g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass’n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

•

exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

•

exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be “participation in management,” including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an “owner or operator,” even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Federal Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.